EXECUTION COUNTERPART












                             THIRD AMENDED AND RESTATED

                                  CREDIT AGREEMENT


                             Dated as of March 31, 1995


                                    By and Among



                                  DIXIE YARNS, INC.

                                         AND

                                 TRUST COMPANY BANK,
                             individually and as Agent,

                           NATIONSBANK, N. A. (CAROLINAS),
                        individually and as Lead Manager, and


                                    CHEMICAL BANK







                                  TABLE OF CONTENTS

                                                                      Page

         ARTICLE I      DEFINITIONS...................................... 3

              1.01      Definitions...................................... 3

              1.02      Accounting Terms................................ 19


         ARTICLE II     AMOUNT AND TERMS OF REVOLVING LOAN
                        COMMITMENTS..................................... 19

              2.01      Revolving Loan Commitments and Revolving
                        Credit Notes.................................... 19

              2.02      Mandatory Reduction of Commitments.............. 20

              2.03      Voluntary Reduction of the Commitments.......... 21

              2.04      Prepayment of Borrowings Under the
                        Revolving Loan Commitments...................... 21

              2.05      Revolving Credit Period; Termination Date....... 21

              2.06      Use of Proceeds................................. 22

              2.07      Participation in Bonds.......................... 22


         ARTICLE III    AMOUNT AND TERMS OF WORKING CAPITAL LOANS....... 22

              3.01      Working Capital Commitment and Working
                        Capital Note ................................... 22

              3.02      Prepayment of Working Capital Loans............. 23

              3.03      Working Capital Commitment Period............... 23

              3.04      Use of Proceeds................................. 23


         ARTICLE IV     AMOUNT AND TERMS OF TERM LOAN COMMITMENTS....... 23

              4.01      Term Loan Commitments and Term Notes............ 23

              4.02      Mandatory Reduction of Term Loan Commitments.... 24

              4.03      Repayment of Term Notes......................... 24

              4.04      Prepayment of Term Loans.........................24


                             Table of Contents - Page i







              4.05      Term Loan Period................................ 25

              4.06      Use of Proceeds................................. 25


         ARTICLE V      GENERAL PAYMENT PROVISIONS...................... 25

              5.01      Method of Borrowing Under the Commitments....... 25

              5.02      Selection of Successive Interest Rates and
                        Interest Periods................................ 26

              5.03      Interest on Notes............................... 27

              5.04      Interest Payment Dates.......................... 28

              5.05      Fees............................................ 28

              5.06      Making of Payments.............................. 29

              5.07      Default Rate of Interest........................ 30

              5.08      Proration of Payments........................... 30

              5.09      Lenders' Obligations Several.................... 31

              5.10      Illegality...................................... 31

              5.11      Increased Costs................................. 31

              5.12      Failure to Complete Borrowings.................. 32

              5.13      Capital Adequacy................................ 32

              5.14      Net Payments.................................... 33

              5.15      Survival........................................ 33

              5.16      Calculation of Interest......................... 34

              5.17      Interest Rate Arrangements...................... 34


         ARTICLE VI     CONDITIONS TO BORROWINGS........................ 34

              6.01      Conditions Precedent to Initial Advances........ 34

              6.02      Conditions Precedent to Each Advance............ 36

              6.03      Condition Precedent to Agent's Purchasing
                        Bonds........................................... 36



                             Table of Contents - Page ii







         ARTICLE VII    REPRESENTATIONS AND WARRANTIES.................. 37

              7.01      Corporate Existence............................. 37

              7.02      Corporate Power and Authority;
                        Contravention................................... 37

              7.03      Enforceability.................................. 37

              7.04      Governmental Consent............................ 37

              7.05      Subsidiaries.................................... 38

              7.06      Insurance....................................... 38

              7.07      Financial Statements............................ 38

              7.08      Taxes........................................... 39

              7.09      Actions Pending................................. 39

              7.10      Title to Properties............................. 39

              7.11      Federal Reserve Regulations..................... 40

              7.12      ERISA........................................... 40

              7.13      Outstanding Debt................................ 41

              7.14      Conflicting Agreements or Other Matters......... 41

              7.15      Pollution and Environmental Control............. 41

              7.16      Possession of  Franchises, Licenses, Etc........ 42

              7.17      Disclosure...................................... 42

              7.18      Investment Company Act.......................... 42


         ARTICLE VIII     AFFIRMATIVE COVENANTS......................... 42

              8.01      Corporate Existence; Maintenance of
                        Properties...................................... 42

              8.02      Compliance with Laws, Etc....................... 43

              8.03      Taxes and Claims................................ 43

              8.04      Compliance with Other Agreements................ 44

              8.05      Inspection of Property.......................... 44


                            Table of Contents - Page iii







              8.06      Insurance....................................... 44

              8.07      Business........................................ 44

              8.08      Keeping of Books................................ 44

              8.09      Environmental Compliance........................ 44

              8.10      Reporting Covenants............................. 45

              8.11      Additional Credit Parties....................... 48


         ARTICLE IX     NEGATIVE COVENANTS.............................. 48

              9.01      Liens, Etc...................................... 48

              9.02      Debt of Subsidiaries............................ 51

              9.03      Restrictions on Loans, Advances, Investments
                        and Contingent Liabilities...................... 52

              9.04      Merger and Sale of Assets....................... 54

              9.05      Issuance of Stock by Subsidiaries............... 55

              9.06      Lease Obligations............................... 55

              9.07      Sale and Lease-Back............................. 55

              9.08      Sale or Discount of Receivables................. 55

              9.09      Compliance with ERISA........................... 55

              9.10      Contracts with Affiliates, Directors, or
                        Controlling Shareholders........................ 56

              9.11      Financial Covenants............................. 56

              9.12      Actions Under Certain Documents................. 58


         ARTICLE X      EVENTS OF DEFAULT AND REMEDIES.................. 59

              10.01     Events of Default............................... 59

              10.02     Remedies on Default............................. 62


         ARTICLE XI     THE AGENT AND THE LEAD MANAGER.................. 63

              11.01     Appointment and Authorization................... 63


                             Table of Contents - Page iv







              11.02     Nature of Duties of the Agent................... 63

              11.03     Lack of Reliance on the Agent................... 64

              11.04     Certain Rights of the Agent..................... 64

              11.05     Liability of the Agent and Lead Manager......... 65

              11.06     Indemnification................................. 66

              11.07     Agent and Affiliates............................ 67

              11.08     Successor Agent................................. 67


         ARTICLE XII    MISCELLANEOUS................................... 68

              12.01     No Waiver....................................... 68

              12.02     Notices......................................... 68

              12.03     Governing Law................................... 69

              12.04     Survival of Representations and
                        Warranties...................................... 69

              12.05     Descriptive Headings............................ 69

              12.06     Severability.................................... 69

              12.07     Time is of the Essence.......................... 69

              12.08     Counterparts.................................... 69

              12.09     Payment of Costs................................ 70

              12.10     Benefit of Agreement............................ 70

              12.11     Cumulative Remedies; No Waiver.................. 72

              12.12     Amendments; Consents............................ 72

              12.13     Set-Off......................................... 73

              12.14     Indemnity....................................... 73

              12.15     Usury........................................... 73

              12.16     Jurisdiction and Venue.......................... 73

              12.17     Waiver of Jury Trial............................ 74



                             Table of Contents - Page v







              12.18     Construction.................................... 74

              12.19     Entire Agreement................................ 74



















































                             Table of Contents - Page vi








                            LIST OF EXHIBITS AND SCHEDULES

              Exhibit A   - Form of Assignment and Acceptance
              Exhibit B   - Form of Revolving Credit Note
              Exhibit C   - Form of Subsidiary Subordination Agreement
              Exhibit D   - Form of Term Note
              Exhibit E   - Form of Working Capital Note
              Exhibit F   - Borrower's Counsel Opinion
              Exhibit G   - Form of Closing Certificate
              Exhibit H   - Officer's Compliance Certificate
              Exhibit I   - Officer's Certificate Regarding Debt of
                              Subsidiaries
              Exhibit J   - Officer's Certificate Regarding Investments

              Schedule 1.1  - Commitments
              Schedule 7.02 - Corporate Matters
              Schedule 7.05 - Subsidiaries
              Schedule 7.09 - Litigation
              Schedule 7.12 - ERISA
              Schedule 7.14 - Conflicting Agreements
              Schedule 7.15 - Environmental Matters
              Schedule 9.01 - Existing Liens
              Schedule 9.02 - Intercompany Advances from Borrower to
                                   Subsidiaries
              Schedule 9.03 - Investments in Subsidiaries




























                            Table of Contents - Page vii







                             THIRD AMENDED AND RESTATED
                                  CREDIT AGREEMENT


                   THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 31, 1995 (the "Agreement"), by and among DIXIE YARNS, INC., a corporation organized and existing under the laws of the State of Tennessee (the "Borrower"), TRUST COMPANY BANK, a Georgia banking corporation, NATIONSBANK, N.A. (CAROLINAS), formerly, NationsBank of North Carolina, N.A., a national banking association and CHEMICAL BANK, a New York banking corporation, (collectively, the "Lenders" and individually, a "Lender"), TRUST COMPANY BANK, as agent for the Lenders (in such capacity, the "Agent"), and NATIONSBANK, N.A. (CAROLINAS), as lead manager for the Lenders (in such capacity, the "Lead Manager").


                                W I T N E S S E T H:


                   WHEREAS, the Borrower and the Lenders entered into that certain Revolving Credit and Term Loan Agreement, dated as of June 19, 1989, as amended by that certain First Amendment to Loan Agreement dated as of September 22, 1989 providing for certain revolving credit and term loans to Borrower in an aggregate principal amount not to exceed $100,000,000;

                   WHEREAS, the Borrower requested and the Lenders agreed to increase the aggregate amount of financing available to the Borrower and to evidence such agreement the Borrower and the Lenders entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 23, 1990, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of July 15, 1991 (the "Amended and Restated Agreement") providing for certain revolving credit and term loans to the Borrower in an aggregate principal amount not to exceed $225,000,000;

                   WHEREAS, following the execution of the Amended and Restated Agreement, the Borrower requested and the Lenders agreed to extend to Ti-Caro, Inc., a wholly-owned subsidiary of the Borrower, a revolving credit demand loan in aggregate principal amount not to exceed $50,000,000 (the "Threads Loan") pursuant to a Revolving Credit Loan Agreement dated as of September 16, 1991 by and among the Lenders and Ti-Caro, Inc. and assumed by T-C Threads, Inc., a Tennessee corporation ("T-C Threads"), a wholly-owned subsidiary of Ti-Caro, Inc. on September 17, 1991 (as assumed by T-C Threads, the "Threads Agreement");

                   WHEREAS, as a condition of the extension to, and the assumption by, T-C Threads of the Threads Loan, the Lenders required that (i) both the Borrower and Ti-Caro, Inc. guarantee in







         full the obligations of T-C Threads pursuant to the Threads Agreement, (ii) the commitments of the Lenders to the Borrower pursuant to the Amended and Restated Agreement be reduced by the amount of the commitments of the Lenders pursuant to the Threads Agreement, and (ii) the Borrower agree that, upon a failure of the Borrower to pay any amount owing under its guarantee of the obligations of T-C Threads under the Threads Agreement, the Borrower would be deemed to have requested a reinstatement of the reduced commitments pursuant to the Amended and Restated Agreement and to have requested an advance thereunder in such amount to be paid to the Lenders in satisfaction of the Borrower's obligations pursuant to such guarantee, as more fully set forth in that certain Waiver and Consent Agreement dated as of September 16, 1991 by and among the Lenders and the Borrower;

                   WHEREAS, thereafter the Borrower and the Lenders agreed to amend and restate the Amended and Restated Agreement to reduce the available commitments provided thereunder and to provide for certain additional amendments to the Amended and Restated Agreement, all as more particularly set forth in that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 31, 1992 by and among the Borrower and the Lenders (as amended through the date hereof, the "Prior Agreement");

                   WHEREAS, the Borrower has again requested and the Lenders have agreed to amend and restate the Prior Agreement to
         (i) provide for certain additional credit facilities, (ii) provide for different pricing criteria, and (iii) amend certain other provisions of the Prior Agreement, all as more particularly set forth below;

                   WHEREAS, in connection with the execution and delivery hereof, the Lenders will advance funds to the Borrower to be further lent to Threads pursuant to an Intercompany Note (as such term is defined below) made by Threads in favor of the Borrower (which has been pledged to the Agent for the benefit of the Lenders) with such funds to be used by Threads to repay all amounts outstanding pursuant to the Threads Agreement in full, whereupon the Threads Agreement shall terminate;

                   NOW THEREFORE, for and in consideration of the sum of $10.00 in hand paid by the Lenders to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:















                                      ARTICLE I

                                     DEFINITIONS

                   SECTION 1.01 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Advance" shall mean any advance by a Lender under the Revolving Loan Commitments or the Term Loans, which may be either a Base Rate Advance, a Secondary C/D Rate Advance, or a Eurodollar Advance, or any advance by Trust Company Bank under the Working Capital Commitment, which may be either a Base Rate Advance, Cost of Funds Rate Advance, a Secondary C/D Rate Advance or a Eurodollar Advance.

                   "Agent" shall mean Trust Company Bank, as agent for the Lenders hereunder and under the other Loan Documents, and each successor agent appointed pursuant to Article XI hereof.

                   "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person, other than a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                   "Agreement" shall mean this Third Amended and Restated Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, renewed or extended.

                   "Applicable Margin" shall mean, (i) with respect to all Eurodollar Borrowings, Cost of Funds Rate Borrowings and Secondary C/D Rate Borrowings outstanding hereunder through June 30, 1995, one and one quarter of one percent (1.25%) per annum, (ii) with respect to all Eurodollar Borrowings, Cost of Funds Rate Borrowings and Secondary C/D Rate Borrowings outstanding hereunder thereafter, the relevant percentage indicated below calculated based upon the Borrower's Interest Coverage Ratio and Leverage Ratio, as determined quarterly for the immediately preceding four fiscal quarters based upon the financial statements delivered by the Borrower to the Lenders pursuant to this Agreement, with such Applicable Margin to be effective, with respect to calculations based upon the quarterly unaudited financial statements delivered pursuant to Section 8.10(b) of this Agreement, as of the first day of the second calendar quarter immediately following the fiscal quarter for which such financial statements are delivered and with such Applicable Margin to be effective with respect to









         calculations based upon the annual audited financial statements of the Borrower delivered pursuant to Section 8.10(a) of this Agreement, on the earlier of (y) delivery of such financial statements (but in no event earlier than 90 days after the end of any fiscal year), and (z) the date which is 95 days after the end of each fiscal year of the Borrower:



                                       INTEREST COVERAGE RATIO

        LEVERAGE       greater than      equal to or greater
                                          than 2.0:1.0         less than
        RATIO          3.0:1.0           & less than or equal
                                          to 3.0:1.0            2.0:1.0

        greater than
        40%                1.00%               1.25%              1.50%

        equal to or
        greater than
        30% but less
        than or equal
        to 40%             .75%                1.00%              1.25%

        less than 30%      .50%                .75%               1.00%


         ; provided that, the Applicable Margin effective as of July 1, 1995 shall be calculated based upon the Leverage Ratio and Interest Coverage Ratio of the Borrower for the first fiscal quarter of 1995, the Applicable Margin effective as of October 1, 1995 shall be calculated based upon the Leverage Ratio and Interest Coverage Ratio of the Borrower for the first two fiscal quarters of 1995, and the Applicable Margin effective as of January 1, 1996 shall be calculated based upon the Leverage Ratio and Interest Coverage Ratio of the Borrower for the first three fiscal quarters of 1995.

                   "Assessment Rate" shall mean, for any Interest Period for any Secondary C/D Rate Borrowing, the net annual assessment rate (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) estimated by the Agent as of the first day of such Interest Period to be the then current annual assessment payable by Agent to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for insuring time deposits made in Dollars at offices of Agent in the United States.

                   "Asset Disposition" shall mean the disposition whether by sale, transfer, damage, destruction or condemnation or other disposition of any or all of the assets of Borrower or any of its Subsidiaries (including the stock of Subsidiaries) other than (i)









         sales of inventory in the ordinary course of business, and (ii) damage, destruction, condemnation theft or similar loss of assets to the extent that the insurance and/or condemnation proceeds resulting therefrom are utilized to replace such damaged, destroyed or condemned assets within one year after receipt of the Net Proceeds thereof.

                   "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and another financial institution in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

                   "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. 101 et seq.).

                   "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum, and (ii) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

                   "Base Rate Advance" shall mean any Advance hereunder that bears interest based on the Base Rate.

                   "Base Rate Borrowing" shall mean any Borrowing hereunder that bears interest based on the Base Rate.

                   "Bonds" shall mean those certain $7,000,000 State Industrial Development Authority Taxable Revenue Bonds, Series 1995 (Masland Carpets, Inc. Project), which are guaranteed by the Borrower pursuant to the Parent Guaranty.

                   "Blocked Amount" shall mean the reserves against the Total Revolving Loan Commitments established pursuant to Section 2.02(a).

                   "Borrowing" shall mean a borrowing under the Revolving Loan Commitments or the Term Loans consisting of simultaneous Advances by the Lenders or a borrowing under the Working Capital Commitment consisting of an Advance by Trust Company Bank.

                   "Business Day" shall mean a day of the year on which commercial banks are not required or authorized to close in Atlanta, Georgia, Charlotte, North Carolina or New York, New York, and, if the applicable Business Day relates to any Eurodollar









         Borrowing, on which dealings are carried on in the London interbank market.

                   "C/D Reserve Percentage" shall mean, for any day, the stated maximum rate (expressed as a decimal) of all reserve requirements as specified in Regulation D of the Board of Governors of the Federal Reserve System, or by any successor thereto (including, without limitation, any basic, marginal, emergency, supplemental, special, transitional or other reserves) applicable during such Interest Period to new non-personal time deposits in the United States of any member of the Federal Reserve System in an amount equal to or greater than $100,000 with a maturity comparable to the relevant Interest Period for the applicable Secondary C/D Rate Borrowing.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                   "Commitments" shall mean, collectively, the Revolving Loan Commitments, the Term Loan Commitments and the Working Capital Commitment.

                   "Commitment Factor" shall mean, with respect to the calculation of the Revolving Loan Commitment Fees and the Working Capital Commitment Fees, the percentage set forth below opposite the relevant Applicable Margin as in effect during the majority of the calendar quarter for which such fees are being calculated:

                   Applicable Margin             Commitment Factor

                      .50% - 1.00%                  0.25%
                     1.25% - 1.50%                  0.375%; and

         shall mean, with respect to the calculation of the Term Loan Commitment Fees, the percentage set forth below opposite the relevant Applicable Margin as in effect during the majority of the calendar quarter for which such fees are being calculated:

                   Applicable Margin             Commitment Factor

                      .50% - 1.00%                     0.20%
                     1.25% - 1.50%                     0.30%.

                   "Commitment Fees" shall mean collectively the Revolving Loan Commitment Fee, the Working Capital Commitment Fee and the Term Loan Commitment Fee.

                   "Controlling Shareholder" shall mean with respect to any
         of the Borrower or the Subsidiaries, a Person possessing, either directly or indirectly, the power to direct or cause the direction of the management or policies of such corporation through









         ownership of voting securities, which shall mean, in the case of the Borrower, J. Burton Frierson and members of the family of J. Burton Frierson, including his issue, any spouse of such issue and any estate or trust created by any such member where J. Burton Frierson or such member controls such trust.

                   "Cost of Funds" shall mean, with respect to any Interest Period, that rate of interest per annum quoted by Trust Company Bank to be its cost of funds rate for such Interest Period, as determined by Trust Company Bank in its sole discretion with reference to its funding sources.

                   "Cost of Funds Rate Borrowing" shall mean any Advance hereunder which bears interest based on the Cost of Funds Rate.

                   "Cost of Funds Rate Borrowing" shall mean any Borrowing hereunder which bears interest based on the Cost of Funds Rate.

                   "Credit Parties" shall mean, collectively, the Borrower and each of its Subsidiaries party to any Loan Document.

                   "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

                   "Deemed Debt" shall mean the amount of Debt incurred by the Borrower, its Subsidiaries or any special purpose corporation or trust which is an Affiliate of the Borrower in connection with any accounts receivable financing facility, operating lease facility or other financing vehicle designed to provide the Borrower or any Subsidiary thereof with off-balance sheet financing whether not shown on the balance sheet of Borrower or such Subsidiary in accordance with GAAP to the extent not included in the definition of Debt and including, without limitation, the Securitization Program.

                   "Default" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

                   "Dollar" and the sign "$" shall mean lawful money of the United States of America.










                   "EBIT" shall mean, for any period, the Net Income of the Borrower and its Subsidiaries for such period, plus, to the extent deducted in determining Net Income, Interest Expense of the Borrower and its Subsidiaries for such period, and provision for taxes (whether paid or deferred) of the Borrower and its Subsidiaries for such period, and without giving effect to any extraordinary gains or losses, any other non-cash charges associated with restructuring or consolidation charges or gains or losses from sales of assets other than inventory sold in the ordinary course of business, determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

                   "ERISA"   shall  mean  the  Employee  Retirement  Income
         Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                   "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or
         (o) of the Code.

                   "Eurodollar Advance" shall mean any Advance hereunder which bears interest based on LIBOR.

                   "Eurodollar   Borrowing"   shall   mean   any  Borrowing
         hereunder which bears interest based on LIBOR.

                   "Event of Default" shall have the meaning set  forth  in
         Article X.

                   "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
         Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                   "Financial Officer" of any corporation shall mean the chief or principal financial officer, principal accounting officer or treasurer of such corporation.

                   "Funded Debt" shall mean, with respect to any Person (a "Specified Person"), all Debt which would, in accordance with generally accepted accounting principles constitute long term or short term debt, including (a) any Debt for borrowed money including all revolving and term Debt and lines of credit, (b) any









         other Debt (other than trade debt of such Specified Person incurred in the ordinary course of business) which is evidenced by bonds, debentures, notes or other similar instruments, (c) other Debt constituting purchase money Debt, or Debt incurred pursuant to conditional sales contracts, title retention agreements or other agreements for the deferred purchase price of properties or services, (d) any capitalized lease obligations, (e) all reimbursement obligations under any letters of credit or acceptances (excluding letters of credit not issued with respect to Debt of another Person and incurred in the ordinary course of such Specified Person, including, without limitation, letters of credit issued for workers compensation and other insurance liabilities and trade letters of credit), and (f) all obligations of other Persons which such Specified Person has guaranteed, directly or indirectly, contingent or otherwise, including but not limited to the obligation of such Specified Person to purchase or otherwise acquire, or otherwise insure any creditor against loss in respect of, Debt of any other Person.

                   "Installment Date" shall have the meaning set  forth  in
         Section 4.03(a) hereof.

                   "Intangible Assets" shall have the meaning afforded such term under generally accepted accounting principles, calculated on a consolidated basis.

                   "Intercompany Advances" shall mean cash advances, loans or Investments from the Borrower to any Subsidiary of the Borrower or from any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, as the context may indicate.

                   "Intercompany Notes" shall mean, collectively the promissory notes executed by any of the Subsidiaries of the Borrower in favor of a Credit Party to evidence Intercompany Advances.

                   "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) EBIT for such period to (ii) Interest Expense for such period, each as determined on a consolidated basis.

                   "Interest Expense" shall mean, for any period, interest expense as determined according to generally accepted accounting principles, calculated on a consolidated basis for the Borrower and its Subsidiaries.

                   "Interest Period" shall mean, with respect to any Eurodollar Borrowing, a period of 1, 2, 3 or 6 months, with respect to any Secondary C/D Rate Borrowing, a period of 30, 60, 90 or 180 days, and, with respect to a Cost of Funds Borrowing, a period of 1-29 days, as the Borrower may elect as provided in this Agreement; provided, that (i) the first day of an Interest Period









         must be a Business Day, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (iii) the Borrower may not elect an Interest Period which would extend beyond the Termination Date or the Maturity Date, as those terms are defined herein.

                   "Investment" shall mean any investment in any Person, whether by means of share or other equity purchase (whether for cash or exchange of assets), capital contribution, loan, advance, time deposit, endorsement or other incurrence of a contingent obligation with respect to such Person or otherwise.

                   "Lead Manager" shall mean NationsBank, N.A. (Carolinas), and its successors.

                   "Leverage  Ratio"  shall mean, at any date, the ratio of
         (i) Senior Debt to (ii) Total Capitalization of the Borrower and its Subsidiaries on a consolidated basis as of such date, expressed as a percentage.

                   "LIBOR" shall mean with respect to any Interest Period during which interest is accruing at a rate based upon LIBOR, the rate per annum equal to the quotient of (i) the indicated offered rate (rounded upwards to the nearest whole multiple of 1/100 of 1%) at 10:00 A.M. (Atlanta, Georgia time) (or as soon thereafter as practicable) for Eurodollar deposits as shown on page 3750 of the Telerate Service (or its successor) two Business Days prior to the beginning of such Interest Period in an amount comparable to the then current outstanding principal balance on which interest is accruing at a rate based upon LIBOR and for a period comparable to such Interest Period, divided by (ii) a number equal to 1.00 minus the Reserve Percentage, the rate so determined to be rounded upwards to the nearest whole multiple of 1/100 of 1%.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any written agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.)

                   "Loan Documents" shall mean and include, as the context requires, this Agreement, the Notes, the Subsidiary Subordination Agreement, the Subsidiary Note Assignments, the Bonds, the Parent Guaranty and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.











                   "Masland" shall mean Masland Carpets, Inc., an Alabama corporation and a wholly-owned Subsidiary of the Borrower.

                   "Material Subsidiary" shall mean (i) each Subsidiary of the Borrower which is owed an Intercompany Advance from the Borrower or any other active Subsidiary of the Borrower in excess of $25,000 and (ii) each other Subsidiary of the Borrower, now ex-isting or hereafter established or acquired, that at any time prior to the Termination Date, has or acquires total assets in excess of $5,000,000, or that accounted for or produced more than 5% of the Net Income of the Borrower on a consolidated basis during any of the three most recently completed fiscal years of the Borrower, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary; provided that, for so long as Dixie Funding, Inc. holds no assets and undertakes no activities other than in connection with the Securitization Program, Dixie Funding, Inc. shall not be deemed to be a Material Subsidiary of the Borrower.

                   "Maturity Date" shall mean the Maturity Date of the Term Loan as defined in Section 4.05 of this Agreement.

                   "Multiemployer Plan" shall mean a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                   "Net Income" shall have the meaning afforded such term by generally accepted accounting principles, calculated on a consolidated basis for the Borrower and its Subsidiaries.

                   "Net Proceeds" shall mean, with respect to any Asset Disposition, the cash proceeds received by the Borrower or any of its Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with an Asset Disposition), net of (a) the costs of such sale, transfer or other disposition (including cash taxes attributable to such sale, transfer or other disposition), (b) amounts applied to repayment of Debt (other than Obligations) secured by a Lien on the asset or property disposed and (c) in the case of an Asset Disposition arising out of the sale of a Subsidiary, entire manufacturing or storage facility or identifiable division of the Borrower or a Subsidiary to an unrelated third party, the amount of the purchase price relating thereto directly attributable (as determined in accordance with the procedure set forth below) to accounts receivable and inventory, (including raw materials, work in process, and finished goods) included in such sale, as such amount is reduced by the amount of trade payables or other Debt related thereto which is paid or assumed by the buyer in connection with such sale. Notwithstanding the foregoing, no deduction from the proceeds of any Asset Disposition pursuant to subsection (c) above shall be allowed unless each of the following conditions is met, as determined in the sole discretion of the Agent and the Required Lenders:









              (1) The Borrower shall have provided to the Agent and each of the Lenders a certificate of a Financial Officer of Borrower certifying that, following the consummation of the sale, the Borrower or one of its Subsidiaries will increase its existing manufacturing capacity or utilize previously under utilized capacity and, in either case, will continue to manufacture and sell products of similar kind and quality as the inventory sold in connection with such Asset Disposition and reasonably believes that it will acquire or manufacture replacement inventory and generate accounts receivable from such inventory in an amount substantially equal to, and of comparable credit quality to, the accounts receivable subject to the Asset Disposition within a period of six (6) months following such sale and that no legal or other impediment exists to the Borrower's ability to do so.

              (2) The Borrower shall have provided to the Agent and each of the Lenders a certificate of a Financial Officer of Borrower certifying the portion of the purchase price directly attributable to such inventory and accounts receivable as well as any trade payables or Debt related thereto, accompanied by a copy of the purchase agreement, appraisals, accountant's reports and such other information as the Borrower may have obtained to support the fairness of the Borrower's allocation.

              In the event that at the end of the six month period described in (1) above, the Borrower has not replaced the inventory or accounts receivable as planned, the Borrower shall notify the Agent and the Total Revolving Loan Commitments shall be reduced pursuant to Section 2.02(b) by 50% of amount deducted from the Net Proceeds of the Asset Disposition pursuant to subsection
         (c) above. In the event of any dispute with respect to the interpretation of subsection (c) of this definition or the allocation required thereby, the decision of the Agent and the Required Lenders shall be controlling.

                   "Net Tangible Assets" shall mean, as of  any  date,  the
         assets of the Borrower and its Subsidiaries, calculated on a consolidated basis, less (without duplication) the sum of the following items: (i) any surplus resulting from any write-up of assets subsequent to June 30, 1990, (ii) good will, including any amounts (however designated on the balance sheet of the Borrower or any of its Subsidiaries) representing the cost of acquisitions of Subsidiaries in excess of the value of such entity's underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of such acquisition shall indicate sufficient value to cover such excess, (iii) any Investments that are included within the permitted Investments allowed pursuant to Section 9.03(i) hereof, (iv) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but









         excluding prepaid expenses), and (v) any other items which would be classified as intangible assets in accordance with generally accepted accounting principles.

                   "Net Worth" shall mean, at any date, stockholders equity of the Borrower as determined under generally accepted accounting principles, calculated on a consolidated basis, which shall be a positive number.

                   "Notes" shall mean, collectively, the Revolving Credit Notes, the Working Capital Note and the Term Notes.

                   "Obligations" shall mean all amounts owing to the Agent,
         the Lead Manager or any Lender pursuant to the terms of this Agreement or any other Loan Document, including, without limitation, all Borrowings (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                   "Parent Guaranty" shall mean that certain Guaranty of the Borrower, dated as of even date herewith, in favor of the Agent, unconditionally guaranteeing the repayment of the obligations of Masland in connection with the Bonds.

                   "PBGC"   shall   mean   the   Pension  Benefit  Guaranty
         Corporation and any successor thereto.

                   "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                   "Plan" shall mean any "employee benefit plan" maintained by or on behalf on the Borrower or any ERISA Affiliate as defined in Section 3(3) of ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

                   "Prime Rate" shall mean the per annum rate of interest designated from time to time by Agent to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of Agent on the day of such change. On the date of this Agreement, the Prime Rate is nine percent (9.0%) per annum.









                   "Prior Agreement" shall have the meaning set forth in the preamble of this Agreement.

                   "Pro Rata Share" shall mean, with respect to each of the Commitments of each Lender, each Revolving Loan or Term Loan to be made by, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement, and shall mean, with respect to the Total Commitments (including, without limitation, any payment of principal, interest or fees), the percentage of each of the Lender's Total Commitment plus Term Loan determined by dividing the amount of such Lender's Total Commitment plus Term Loans relating thereto by the Total Commitments and Term Loans.

                   "Prudential" shall mean, collectively, The Prudential Insurance Company of America and Pruco Life Insurance Company.

                   "Prudential Agreement" shall mean that certain Stock Rights and Restrictions Agreement dated as of July 9, 1993 by and among Masland, the Borrower and Prudential.

                   "Required Lenders" shall mean, at any time, the Lenders holding at least 60% of the amount of the sum of the committed funds under the Commitments, whether or not advanced, plus the outstanding principal amount of the Term Loans or, upon the termination of the Commitments, the Lenders holding at least 60% of the outstanding principal balance of the Obligations.

                   "Reserve Percentage" shall mean, for any day, the stated
         maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "Eurocurrency liabilities," as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including, without limitation, any basic, marginal, emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of 1/100 of 1%.

                   "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Lender under such Lender's Revolving Loan Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.










                   "Revolving Loan" shall have the  meaning  set  forth  in
         Section 2.01.

                   "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.1 hereto directly below the column entitled "Revolving Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 2.02 or 2.03 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.10.

                   "Secondary C/D Base Rate" shall mean, with respect to any Interest Period for any Secondary C/D Rate Borrowing, the consensus bid-side rate of interest of the secondary certificate of deposit market as shown on page 5 of Telerate Service or a comparable service selected by the Agent at 9:00 A.M. (Atlanta, Georgia time), or as soon thereafter as practicable, on the first day of the Interest Period, for the purchase at face value of certificates of deposit in an amount substantially equal to the principal amount of the Secondary C/D Rate Borrowing and with a maturity approximately equal to such Interest Period.

                   "Secondary C/D Rate" shall mean a rate per annum equal to the following:

                         Secondary C/D Base Rate + Assessment Rate,
                             1.00 - C/D Reserve Percentage

              to be calculated on the basis of a 365 day year, if quoted to the Agent on that basis, otherwise on the basis of a 360 day year.

                   "Secondary C/D Rate Advance" shall mean any Advance hereunder which bears interest based on the Secondary C/D Rate.

                   "Secondary C/D Rate Borrowing" shall mean any Borrowing hereunder which bears interest based on the Secondary C/D Rate.

                   "Securitization Documents" shall mean all documents from time to time executed in connection with the Securitization Program, including without limitation that certain Dixie Funding Master Trust Pooling and Servicing Agreement, dated as of October 15, 1993 among Dixie Funding, Inc. as transferor, Dixie Yarns, Inc. as servicer and NationsBank of Virginia, N.A., as Trustee for the Certificateholders as such document is originally executed or as thereafter amended, modified or supplemented.

                   "Securitization Program" shall mean that certain accounts receivable purchase program established by the Borrower and its wholly-owned subsidiary, Dixie Funding, Inc., for the sale of the accounts receivable of the Borrower and certain of its Subsidiaries to Dixie Funding, Inc. for further transfer to a









         trust or series of trusts in return for certain interests in such trust or trusts with such interests in an aggregate amount not to exceed $60,000,000 to be sold to certain third party investors with all other interests in such trust or trusts to be retained by Dixie Funding, Inc. or Dixie Yarns, Inc.

                   "Senior   Debt"   shall   mean,   as   of  any  date  of
         determination,  the  sum  of  all  Funded  Debt   which   is   not
         Subordinated Debt plus all Deemed Debt.

                   "Senior Subordinated Note Agreement" shall mean that certain agreement, dated February 6, 1990, by and among Borrower and various note purchasers named therein relating to those certain 9.96% Senior Subordinated Notes due February 1, 2010 in aggregate principal amount of $50,000,000, as hereafter amended, supplemented or modified.

                   "Subordinated Convertible Debentures" shall mean those certain 7.0% subordinated convertible debentures issued pursuant to that certain Indenture dated as of May 15, 1987, by and between the Borrower and Morgan Guaranty Trust Company of New York as Trustee, as hereafter amended, supplemented or modified.

                   "Subordinated Debt" shall mean all Debt of the Borrower which is subordinated to the Obligations of the Borrower hereunder on terms satisfactory to the Lenders in their sole discretion and shall include the Debt of the Borrower pursuant to the Senior Subordinated Note Agreement and the Subordinated Convertible Debentures as in effect at the date hereof or as hereafter amended in accordance with the terms of this Agreement.

                   "Subsidiary" shall mean any corporation or other entity of which securities representing more than 50% of the outstanding vote are at the time directly or indirectly owned by the Borrower or any corporation or other entity required to be consolidated with Borrower under generally accepted accounting principles.

                   "Subsidiary Note Assignment" shall mean the Note Assignment Agreement executed by the Borrower and each Subsidiary of the Borrower holding an Intercompany Note from an active Subsidiary of the Borrower, pledging to the Agent for the benefit of the Lenders all of such Credit Party's right, title and interest in the Intercompany Notes payable to such Credit Party by such Subsidiaries, either as originally executed or as hereafter amended, modified or supplemented from time to time.

                   "Subsidiary Subordination Agreement" shall mean the Subordination Agreement executed by each of the Material Subsidiaries of the Borrower in favor of the Lenders and the Agent, substantially in the form of Exhibit C as the same may be amended, restated or supplemented from time to time.










                   "T-C Threads" shall mean T-C Threads, Inc., a Tennessee corporation.

                   "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                   "Termination Date" shall mean the Termination Date of the Commitments as defined in Section 2.05.

                   "Term Loan" shall mean the term loan made by the Lenders to the Borrower pursuant to the Term Loan Commitment established pursuant to Section 3.01 evidenced by the Term Notes.

                   "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.1 hereto directly below the column entitled "Term Loan Commitment", as the same may be (x) reduced from time to time pursuant to
         Section 4.02, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.10.

                   "Term Note" shall mean any of the promissory notes issued by the Borrower to each of the Lenders in the amount of their respective Term Loan Commitments substantially in the form of Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

                   "Term Termination Date" shall have the meaning set forth in Section 4.01 hereof.

                   "Threads Agreement" shall have the meaning set forth in the recitals of this Agreement.

                   "Threads Loan" shall have the meaning set forth in the recitals of this Agreement.

                   "Total Capitalization" shall mean the sum of (i) Total Debt, plus (ii) Net Worth.

                   "Total Available Revolving Loan Commitment" shall mean at any time, the Total Revolving Loan Commitment at such time less the Blocked Amount at such time.











                   "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

                   "Total Debt" shall mean, as of any date of determination, with respect to any Person, the sum of (i) Senior Debt of such Person, (ii) Subordinated Debt of such Person, plus
         (iii) Debt in respect of mandatory redemption, put or mandatory dividend rights on capital stock or other equity of such Person.

                   "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Lenders, and shall equal $115,000,000 on the Closing Date.

                   "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Lenders, and shall equal $10,000,000 on the Closing Date.

                   "Total Unutilized Revolving Loan Commitment" shall mean, at any date, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans outstanding plus the Blocked Amount as of such date.

                   "Treasury Stock" shall mean stock of the Borrower purchased or repurchased by the Borrower to be held or retired by the Borrower.

                   "Unutilized Revolving Loan Commitment" with respect to any Lender, at any date, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding amount of Revolving Loans made by such Lender, and (ii) such Lender's Pro Rata Share of the Blocked Amount as of such date.

                   "Waiver and Consent" shall have the meaning set forth in the recitals of this Agreement.

                   "Working Capital Commitment" shall mean the commitment of Trust Company Bank to make Working Capital Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.10.

                   "Working Capital Loan" shall have the meaning set forth in Section 3.01.

                   "Working Capital Note" shall mean a promissory note of the Borrower payable to the order of Trust Company Bank, in substantially the form of Exhibit E hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Lender under the Working Capital Commitment, either as originally










         executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

                   SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed as having the respective meanings customary under generally accepted accounting principles consistently applied, except (unless otherwise specified herein) where Borrower's independent certified public accountants have concurred with any change, from and after the date of the initial Advances under this Agreement. In the event that the Financial Accounting Standards Board or a successor organization mandates a change in generally accepted accounting principles and such change results in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in any provision of this Agreement, the Borrower, the Agent and the Lenders agree to amend any such affected terms and provisions with the result that the criteria for evaluating the Borrower's financial condition shall be the same after implementing such changes; provided, however, that until the Agent has received prior notice of such changes affecting this Agreement as described above and either (a) all affected provisions of this Agreement have been amended, or
         (b) the Agent notifies the Borrower in writing that the Required Lenders have determined that no such amendments are necessary, compliance with all financial covenants shall be determined, and all financial reports prepared, in compliance with generally accepted accounting principles without regard to such changes.


                                     ARTICLE II

                   AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS

                   SECTION 2.01. Revolving Loan Commitments and Revolving Credit Notes.

                   (a) Revolving Loan Commitments. Subject to and upon the terms and conditions set forth in this Agreement, each of the Lenders severally establishes until the Termination Date, its Revolving Loan Commitment in favor of the Borrower and agrees to make loans thereunder (each a "Revolving Loan" and collectively, the "Revolving Loans"). Within the limits of the Revolving Loan Commitments, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, however, that the Borrower may neither borrow nor reborrow should there exist a Default or an Event of Default and further provided that the Borrower may not request a Revolving Loan hereunder in an amount in excess of the Total Unutilized Revolving Loan Commitment. Borrowings under the Revolving Loan Commitments shall be made through simultaneous Advances by the Lenders and the amount of each Borrowing shall be prorated among such Lenders based on each Lender's Pro Rata Share of the Total Revolving Commitments. All Advances by each Lender









         shall be evidenced by a single Revolving Credit Note payable to such Lender in the form of Exhibit A attached hereto with appropriate insertions. Each Revolving Credit Note shall be dated the date hereof, shall be payable to the order of the respective Lender in a principal amount equal to such Lender's Revolving Loan Commitment, shall bear interest as hereinafter provided and shall mature on the Termination Date. The aggregate principal amount of each Base Rate Borrowing under the Revolving Loan Commitments shall be not less than $1,000,000 and shall be in integral multiples of $1,000,000; and the aggregate principal amount of each other Borrowing under the Revolving Loan Commitments shall be not less than $5,000,000 and shall be in integral multiples of $1,000,000. No Lender shall have any obligation to advance Revolving Loans in excess of the amount of its Revolving Loan Commitment.

                   SECTION 2.02.  Mandatory Reduction of Commitments.

                   (a) Bonds. The Borrower hereby agrees that as long as the Agent is the holder of the Bonds and the Bonds remain outstanding, the Total Revolving Loan Commitments shall be reduced by $7,000,000, with, respective Revolving Loan Commitment such reduction to be applied pro rata with respect to the Lenders based upon each Lender's Pro Rata Share of the Total Revolving Loan Commitments; provided that, in the event that the Bonds are not purchased by the Agent on or before the Closing Date, the Borrower agrees that the Total Revolving Loan Commitment shall nevertheless be reduced as provided in this Section 2.02 unless and until the Borrower and Masland deliver a certificate to the Agent that the Bonds will not be issued. In the event of an optional redemption or other prepayment of the Bonds, the Total Revolving Loan Commitments hereunder shall be ratably increased by the amount of such prepayment. The Borrower hereby further agrees that upon the failure of Masland to repay all amounts outstanding pursuant to Bonds in full upon maturity, whether due to demand, acceleration, put or otherwise, and the subsequent failure of the Borrower to immediately pay such defaulted amount pursuant to the Parent Guaranty, the Total Revolving Loan Commitments shall be deemed to be reinstated and the Borrower shall be deemed to have requested a Base Rate Borrowing hereunder in an amount equal to such defaulted amount payable to the Lenders pro rata based upon the respective participations of the Lenders in the Bonds.

                   (b) Reductions from Asset Dispositions. Immediately upon receipt of the Net Proceeds of any Asset Disposition, which Net Proceeds exceed $1,000,000 for any single transaction or series of related transactions, the Borrower shall permanently reduce the Total Revolving Loan Commitments by an amount equal to fifty percent (50%) of such Net Proceeds; provided that, the Total Revolving Loan Commitments shall not be reduced to an aggregate amount of less than $80,000,000 pursuant to this Section 2.02(b).










                   SECTION 2.03. Voluntary Reduction of the Commitments. Upon thirty (30) days prior written notice to the Agent, the Borrower may, effective as of the next Revolving Credit Commitment Fee payment date, permanently reduce the Total Revolving Loan Commitments prior to the Termination Date by an amount in multiples of $5,000,000, provided, however, that any such reduction in the Total Revolving Loan Commitments shall not become effective with respect to Borrowings in excess of the reduced Total Revolving Loan Commitments having Interest Periods ending after the otherwise effective date of such reduction until the end of the applicable Interest Period for such Borrowings.

                   SECTION  2.04.   Prepayment  of  Borrowings  Under   the
         Revolving Loan Commitments.

                   (a) Mandatory Prepayments of Overadvances. If at any time, the aggregate outstanding principal amount of the Revolving Loans exceeds the Total Available Revolving Loan Commitment, then the Borrower shall immediately pay to the Agent, for the ratable benefit of the Lenders, the amount by which such Revolving Loans exceed the Total Available Revolving Loan Commitment, with such payment to be applied to repay outstanding Revolving Loans.

                   (b)  Voluntary   Prepayments  of  Revolving  Loans.  The
         Borrower shall have the right to prepay Borrowings under the Revolving Loan Commitments, in whole at any time or in part from time to time, pro rata as to each Lender based on each Lender's Pro Rata Share of the Total Revolving Loan Commitment, without premium or penalty but with accrued interest on the principal amount prepaid to the date of such prepayment, provided that (i) the Borrower gives the Agent at least two Business Days' prior written notice of such prepayment (other than prepayment of a Base Rate Borrowing which notice may be given by 10:00 A.M. (Atlanta, Georgia time) on the date of such prepayment), specifying the date such prepayment will occur and the Borrowing to be prepaid, (ii) each partial prepayment of a Base Rate Borrowing shall be in an amount of at least $1,000,000 or integral multiples thereof and each partial prepayment of a Eurodollar Borrowing or a Secondary C/D Rate Borrowing shall be in an amount of at least $5,000,000 and in integral multiples of $1,000,000, and (iii) a Eurodollar Borrowing or a Secondary C/D Rate Borrowing may only be prepaid on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Lenders promptly by telephone of any notice of prepayment received by the Agent from the Borrower pursuant to this Section 2.04(b).

                   SECTION 2.05. Revolving Credit Period; Termination Date. The unpaid principal balance and all accrued and unpaid interest on the Revolving Credit Notes will be due and payable upon the first of the following dates or events to occur (hereinafter referred to as the "Termination Date"):
         (i) acceleration  of  the  maturity of any Note in accordance with









         the remedies contained in Section 10.02 of this Agreement; or (ii) upon the expiration of the Revolving Loan Commitments and the Working Capital Commitment on March 31, 2000.

                   SECTION 2.06. Use of Proceeds. The proceeds of each Borrowing under the Revolving Loan Commitments will be used by the Borrower solely for general corporate purposes, including but not limited to, the purchase of Treasury Stock and acquisitions. As of the Closing Date, all advances outstanding pursuant to the Prior Agreement shall be deemed to be outstanding hereunder and the Prior Agreement shall be of no further force or effect (except for the survival of certain indemnification provisions provided thereunder) Borrower shall also be deemed to have requested a Borrowing to be lent to Threads to repay the Threads Loan in full and the Threads Agreement shall thereupon be terminated and of no further force and effect (except for the survival of certain indemnification provisions provided thereunder).

                   SECTION 2.07.  Participation in Bonds.  On  the  Closing
         Date or thereafter upon five (5) days' notice from the Borrower to the Agent, and subject to the terms and conditions hereof, the
         Agent   will   purchase  the  Bonds  and  pursuant  hereto,  shall
         simultaneously sell to each Lender and each Lender shall automatically be deemed to have purchased from the Agent a participation in the Bonds equal to such Lender's Pro Rata Share of the Total Revolving Loan Commitment. Each Lender shall pay the full purchase price of its Pro Rata Share of the Bonds in immediately available funds at the main office of the Agent prior to 12:00 noon (Atlanta, Georgia time) upon receipt of one Business Days' prior notice from the Agent that the Bonds are being purchased by the Agent. The Pro Rata Shares of each of the Lenders in the Bonds shall be ratably concurrent, without preference or priority one over another.


                                     ARTICLE III

                      AMOUNT AND TERMS OF WORKING CAPITAL LOANS

                   SECTION 3.01. Working Capital Commitment and Working Capital Note. Subject to and upon the terms and conditions set forth in this Agreement, Trust Company Bank hereby severally establishes until the Termination Date the Working Capital Commitment in favor of the Borrower. Within the limits of the Working Capital Commitment, the Borrower may borrow, repay and reborrow loans hereunder (individually, a "Working Capital Loan" and collectively, the "Working Capital Loans") under the terms of this Agreement; provided, however, the Borrower may neither borrow nor reborrow should there exist a Default or an Event of Default. All Advances under the Working Capital Commitment by Trust Company Bank shall be evidenced by a single Working Capital Note payable to Trust Company Bank in the form of Exhibit E attached hereto









         with appropriate insertions. The Working Capital Note shall be dated as of the date hereof, shall be payable to the order of Trust Company Bank in a principal amount set forth above, shall bear interest as hereinafter provided and shall mature on the Termination Date. The aggregate principal amount of each Working Capital Loan shall not be less than $100,000 and shall be in integral multiples of $50,000. Trust Company Bank shall not have any obligation to advance Working Capital Loans in excess of the Working Capital Commitment.

                   SECTION 3.02.  Prepayment of Working Capital Loans.  The
         Borrower shall have the right to prepay the indebtedness represented by the Working Capital Note, in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal amount prepaid to the date of such prepayment, provided that (i) the Borrower gives Trust Company Bank two Business Days' prior written notice thereof (other than prepayment of a Base Rate Borrowing or a Cost of Funds Rate Borrowing which notice may be given by 10:00 A.M. (Atlanta, Georgia time) on the date of such prepayment), (ii) each partial prepayment shall be in a minimum amount of $100,000 and in integral multiples of $50,000, and (iii) a Eurodollar Borrowing, and a Secondary C/D Rate Borrowing may only be prepaid on the last day of the relevant Interest Period.

                   SECTION 3.03. Working Capital Commitment Period. The unpaid principal balance and all accrued and unpaid interest on the Working Capital Notes shall be due and payable in full on the Termination Date.

                   SECTION 3.04. Use of Proceeds. The proceeds of each Working Capital Loan will be used by the Borrower for short term working capital needs of the Borrower and for general corporate purposes.


                                     ARTICLE IV

                      AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                   SECTION 4.01. Term Loan Commitments and Term Notes. Subject to and upon the terms and conditions set forth in this Agreement, each of the Lenders severally establishes from the period commencing on July 9, 1995 and ending on the later of (i) July 9, 1997 and (ii) any date (prior to the Maturity Date) to which Prudential and the Borrower shall have agreed to extend the "Repurchase Period" as such term is defined in Section 1.1 of the Prudential Agreement as in effect on the date hereof (the "Term Termination Date") its Term Loan Commitment in favor of the Borrower and agrees to make loans thereunder (each a "Term Loan" and collectively, the "Term Loans"). Within the limits of the Term Loan Commitments, as reduced pursuant to Section 4.02 hereof









         from time to time, the Borrower may borrow under the terms of this Agreement; provided, however, that the Borrower may not borrow should there exist a Default or an Event of Default. Borrowings under the Term Loan Commitments shall be made through simultaneous Advances by the Lenders and the amount of each Borrowing shall be prorated among such Lenders based on each Lender's Pro Rata Share of the aggregate Term Loan Commitments. All Advances by each Lender pursuant to the Term Loan Commitment shall be evidenced by a single Term Note payable to such Lender in the form of Exhibit D attached hereto with appropriate insertions. Each Term Note shall be dated July 9, 1995, shall be payable to the order of the respective Lender in a principal amount equal to Lender's Term Loan Commitment, shall bear interest as hereinafter provided and shall mature on the Maturity Date. The aggregate principal amount of each Borrowing under the Term Loan Commitments shall be not less than $1,000,000 and shall be in integral multiples of $1,000,000. No Lender shall have any obligation to advance Term Loans in excess of the amount of its Term Loan Commitment.

                   SECTION 4.02. Mandatory Reduction of Term Loan Commitments. To the extent that the Borrower has not drawn the full amount of the Term Loan Commitments by July 31, 1997, on each Installment Date thereafter, commencing on September 30, 1997, the Term Loan Commitments shall automatically and ratably reduce by an amount equal to (i) ten percent (10%) of the unutilized Term Loan Commitments on December 31, 1995, minus, the amount of the principal payment made pursuant to Section 4.03(b) on such date.

                   SECTION 4.03. Repayment of Term Notes. (a) The aggregate principal amount of the Term Loans advanced on or prior to December 31, 1995 ("Tranche A") shall be payable in sixteen
         (16) consecutive, equal quarterly installments, commencing on March 31, 1996 and continuing thereafter on the last day of each succeeding calendar quarter (the "Installment Dates") up to and through the Maturity Date when all principal and accrued and unpaid interest shall be due and payable in full.

                   (b) The aggregate amount of the Term Loans advanced after December 31, 1995 ("Tranche B") shall be payable in ten (10) consecutive, quarterly installments, commencing on September 30, 1997 and continuing thereafter up to and through the Maturity Date when all principal and accrued but unpaid interest shall be due and payable in full, in an amount equal to the lesser of (i) ten percent (10%) of the undrawn Term Loan Commitments on December 31, 1995 and (ii) the principal amount of Tranche B outstanding on such Installment Date.

                   SECTION 4.04. Prepayment of Term Loans. The Borrower shall have the right to prepay the indebtedness represented by the Term Loans, in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal amount prepaid to the date of such prepayment, provided









         that (i) the Borrower gives the Agent two Business Days' prior written notice thereof, (ii) each partial prepayment of Borrowings shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000, and (iii) a Eurodollar Borrowing and a Secondary C/D Rate Borrowing may only be prepaid on the last day of the relevant Interest Period. All partial prepayments shall be applied to installments due under the Term Notes in inverse order of maturity and once prepaid, may not be reborrowed.

                   SECTION 4.05. Term Loan Period. The unpaid principal balance and all accrued and unpaid interest on the Term Notes will be due and payable upon the first of the following dates or events to occur (hereinafter referred to as the "Maturity Date"):
         (i) acceleration of the maturity of any Note in accordance with the remedies contained in Section 10.02 of this Agreement; or (ii) December 31, 1999.

                   SECTION 4.06. Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower solely to finance the redemption of the Borrower's stock by the Borrower upon Prudential's exercise of the "Put Option" (as such term is defined in the Prudential Agreement) pursuant to the terms of the Prudential Agreement.


                                      ARTICLE V

                             GENERAL PAYMENT PROVISIONS

                   SECTION 5.01. Method of Borrowing Under the Commitments. The Borrower shall give the Agent written or telephonic notice (promptly confirmed in writing, including telecopy) of any requested Borrowing (a "Notice of Borrowing") specifying (i) the amount of the Borrowing, (ii) the date the proposed Borrowing is to be made (which shall be a Business Day),
         (iii) whether the Borrowing will be a Base Rate Borrowing, a Secondary C/D Rate Borrowing, or a Eurodollar Borrowing, or with respect to the Working Capital Commitment, a Cost of Funds Rate Borrowing, (iv) in the case of a Eurodollar Borrowing, a Cost of Funds Rate Borrowing or a Secondary C/D Rate Borrowing, the duration of the initial Interest Period applicable thereto, (v) whether the Borrowing will be made pursuant to the Revolving Loan Commitments, the Working Capital Commitment or the Term Loan Commitments, and (vi) with respect to a Cost of Funds Rate Borrowing, the interest rate quoted to the Borrower by Trust Company Bank as the applicable interest rate for such Cost of Funds Rate Borrowing. Each Notice of Borrowing shall be given to the Agent (i) with respect to any Eurodollar Borrowing, not later than 10:00 A.M. (Atlanta, Georgia time) on the third Business Day preceding the day of such requested Borrowing, (ii) with respect to any Secondary C/D Rate Borrowing, not later than 10:00 A.M. (Atlanta, Georgia time) on the second Business Day preceding the









         day of such requested Borrowing, and (iii) with respect to any Base Rate Borrowing or Cost of Funds Rate Borrowing, not later than 10:00 A.M. (Atlanta, Georgia time) on the day of such re-quested Borrowing. The Agent shall be entitled to rely on any telephonic Notice of Borrowing which it believes in good faith to have been given by a duly authorized officer or employee of the Borrower and any Advances made by the Lenders based on such telephonic notice shall, when wired by the Agent to the Borrower's account no. 0000554 at American National Bank and Trust Company of Chattanooga, be Advances for all purposes hereunder. The Agent shall promptly notify each Lender by telephone, which notice shall be promptly confirmed in writing (including telecopy) by the Agent to such Lender, of the Notice of Borrowing received from the Borrower (other than a Borrowing pursuant to the Working Capital Commitment), of such Lender's Pro Rata Share of the requested Borrowing, whether the Advance will be a Base Rate Advance, a Secondary C/D Rate Advance, or a Eurodollar Advance, the initial Interest Period selected by the Borrower with respect thereto (if applicable), and the initial per annum rate of interest accruing on such Advance. Not later than 12:00 Noon (Atlanta, Georgia time) on the date specified for the Borrowing in the Notice of Borrowing and in the notice to such Lender provided by the Agent, each Lender shall promptly make its portion of the Borrowing available to the Agent in immediately available funds. The Agent shall promptly make the amount of such Borrowing available to the Borrower. In the event any Lender shall fail to make any Advance available to the Agent in immediately available funds by 12:00 Noon (Atlanta, Georgia time) on the date specified, the Agent may advance such Lender's portion of the Borrowing on behalf of such Lender and such Lender shall promptly reimburse the Agent for the amount thereof plus (i) if the amount of such Lender's Advance is reimbursed to the Agent on or prior to the calendar day next succeeding the date of the Borrowing, interest on such amount at the rate equal to the quotient obtained by dividing (A) the Federal Funds Rate by (B) 1 minus the C/D Reserve Percentage, or
         (ii) if the amount of such Lender's Advance is reimbursed to the Agent after the calendar day next succeeding the day of the Borrowing, interest on such amount at the Base Rate. The amount of interest payable as a result of any Lender's failure to make any Advance available shall be calculated on the basis of a year of 360 days and paid for the actual number of days such failure has continued (including the date of payment). In the event that any Notice of Borrowing requesting a Cost of Funds Rate Borrowing is received by Trust Company Bank setting forth an interest rate different from the rate of interest quoted by such Lender for such Borrowing, Trust Company Bank shall promptly notify the Borrower of such discrepancy but shall have no obligation to make such Cost of Funds Rate Borrowing until an agreement regarding the interest rate has been confirmed in writing with the Borrower.

                   SECTION 5.02. Selection of Successive Interest Rates and Interest Periods. The Borrower may, on the last day of the









         Interest Period relating thereto, convert any Eurodollar Borrowing or Secondary C/D Rate Borrowing or Cost of Funds Rate Borrowing, as the case may be, into a Eurodollar Borrowing, a Secondary C/D Rate Borrowing or a Base Rate Borrowing, or continue a Eurodollar Borrowing or Secondary C/D Rate Borrowing or Cost of Funds Rate Borrowing, as the case may be, in the same aggregate principal amount. The Borrower may at any time convert a Base Rate
         Borrowing into a Eurodollar Borrowing or a Secondary C/D Rate Borrowing, or with respect to a Borrowing outstanding pursuant to the Working Capital Commitment, a Cost of Funds Rate Borrowing. The Borrower shall give the Agent telephonic notice (promptly confirmed in writing) at least two Business Days prior to a conversion or continuation of any Borrowing (other than a continuation of a Base Rate Borrowing or a Cost of Funds Rate Borrowing), such notice to specify whether the Borrowing is to be continued as or converted to a Secondary C/D Rate Borrowing or a Eurodollar Borrowing or converted to a Base Rate Borrowing and, if applicable, the Interest Period selected by the Borrower for such Borrowing, and shall give the Agent telephonic notice (promptly confirmed in writing) by 10:00 A.M. (Atlanta, Georgia time) on the Business Day of any conversion into or continuation of any Cost of Funds Rate Borrowing under the Working Capital Commitment, such notice to specify whether the Borrowing is to be continued as or converted to a Cost of Funds Rate Borrowing and the Interest Period selected by the Borrower for such Borrowing, and the rate of interest quoted by Trust Company Bank for such Cost of Funds Rate Borrowing. If the Agent does not receive timely notice of any succeeding interest rate and/or Interest Period selected by the Borrower as provided for herein or if the Borrower selects an interest rate for an Interest Period which is not available under
         Section 5.03 or Section 5.10, any outstanding Borrowing for which the Borrower failed to select an interest rate and/or Interest Period or selected an interest rate for an Interest Period which is not available under Section 5.03 or 5.10 or if the Borrower sets forth a rate of interest for a Cost of Funds Rate Borrowing other than the rate of interest quoted by Trust Company Bank therefor, shall be converted to a Base Rate Borrowing and the Agent shall promptly notify the Borrower by telephone, which notice shall be promptly confirmed in writing (including telecopy) to the Borrower, of such conversion. The Agent shall notify the Lenders by telephone of each change in the Base Rate and of each change in the rate of interest accruing on any Borrowing (other than a Borrowing under the Working Capital Commitment).

                   SECTION 5.03. Interest on Notes. Interest shall accrue on the unpaid principal amount of each of the Notes at the fol-lowing per annum rates, which may be selected by the Borrower subject to and in accordance with the terms of this Agreement:

                   (i)  the Base Rate; or











                  (ii) LIBOR for Interest Periods of 1, 2, 3 or 6 months, plus the Applicable Margin per annum; or

                 (iii) the Secondary C/D Rate for Interest Periods of 30, 60, 90 or 180 days, plus the Applicable Margin per annum; or

                  (iv) with respect to the Working Capital Commitment only, the Cost of Funds Rate for Interest Periods of 1-29 days, plus the Applicable Margin per annum;

         provided that, (i) each Lender's Pro Rata Share of a Borrowing pursuant to the Revolving Loan Commitments and the Term Loans shall bear interest at the same rate as the other Lenders' Pro Rata Share of such Borrowing, (ii) the Borrower may not select a rate based on LIBOR or the Secondary C/D Rate or the Cost of Funds Rate with respect to Revolving Loans or Working Capital Loans if the Interest Period with respect thereto would extend beyond the Termination Date, (iii) the Borrower may not select a rate based on LIBOR or the Secondary C/D Rate with respect to Term Loans if the Interest Period with respect thereto would extend beyond the Maturity Date, (iv) the Borrower may not select a rate based on LIBOR or the Secondary C/D Rate with respect to Term Loans if the Interest Period with respect thereto would extend beyond any Installment Date unless the aggregate amount of the Term Loans bearing interest at the Base Rate or with Interest Periods maturing prior to the next Installment Date is greater than or equal to the payment required to be made on such Installment Date, and (v) the Borrower may not select a rate based on LIBOR or the Secondary C/D Rate if, as a result thereof, more than seven (7) Borrowings with different Interest Periods would be outstanding pursuant to this Agreement.

                   SECTION 5.04. Interest Payment Dates. Interest on the Notes shall be payable (i) on the last day of the relevant Interest Period for Eurodollar Borrowings, Cost of Funds Rate Borrowings and Secondary C/D Rate Borrowings; provided, however, in any case where an Interest Period during which interest accrues at a rate based upon LIBOR or the Secondary C/D Rate exceeds 90 days, interest shall be payable on the last day of each of the 90-day periods comprising such Interest Period as well as on the last day of the Interest Period as provided above, (ii) on the last day of each month, in arrears, commencing April 30, 1995 for Base Rate Borrowings, and (iii) on the Termination Date with respect to the Revolving Credit Notes and the Working Capital Note and on the Maturity Date with respect to the Term Notes.

                   SECTION 5.05.  Fees.

                   (a) Revolving Loan Commitment Fee. The Borrower shall pay to the Agent, for the ratable benefit of each Lender, a commitment fee (the "Revolving Loan Commitment Fee") for the period commencing on the Closing Date to and including the









         Termination Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1995, and on the Termination Date, equal to Commitment Factor multiplied by the average daily Total Unutilized Revolving Loan Commitment (for purposes of this calculation, the Bonds shall not be deemed to be a utilization of the Total Revolving Loan Commitment unless and until the Bonds are purchased by the Agent).

                   (b) Working Capital Commitment Fee. The Borrower shall pay to Trust Company Bank, a commitment fee (the "Working Capital Commitment Fee") for the period commencing on the Closing Date to and including the Termination Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1995, and on the Termination Date, equal to the Commitment Factor multiplied by the average daily unutilized Working Capital Commitment.

                   (c) Term Loan Commitment Fee. The Borrower shall pay to the Agent, for the ratable benefit of each Lender, a commitment fee (the "Term Loan Commitment Fee") for the period commencing on the Closing Date to and including the Term Termination Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1995, and on the Term Termination Date, equal to Commitment Factor multiplied by the average daily unutilized Term Loan Commitments (regardless of whether such Term Loan Commitments are then available).

                   (d) Closing Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable closing fee, due and payable in full on the Closing Date, in an amount equal to one-eighth of one percent (.125%) multiplied by the Total Commitments.

                   (e) Administrative Fees. The Borrower shall pay to the Agent an administrative fee in the amount and on the dates agreed in writing by Borrower with the Agent.

                   SECTION 5.06. Making of Payments. The commitment fees, and all payments of principal of, or interest on, the Notes shall be made in immediately available funds to the Agent at its principal office in Atlanta, Georgia, for the accounts of the Lenders. All payments due on a date which is not a Business Day shall be deemed to be due on the next following Business Day. All such payments shall be made not later than 12:00 Noon (Atlanta, Georgia time) and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. Payments to the Agent shall, as to the Borrower, constitute payment to the applicable Lenders hereunder. On the Business Day that a payment is received or deemed to have been received hereunder with respect to the Commitments or with respect to the Bonds, the Agent shall remit in immediately available funds to each Lender its Pro Rata Share of such payment and any payment









         received with respect to the Working Capital Note shall be remitted by the Agent to Trust Company Bank.

                   SECTION 5.07. Default Rate of Interest. If the Bor-rower shall fail to pay on the due date therefor, whether by ac-celeration or otherwise, any principal or other amount owing under any of the Notes or this Agreement, then interest shall accrue on such unpaid principal, and to the extent allowed by law, other amount due, from the due date until and including the date on which such principal or other amount is paid in full, at the then applicable interest rate plus an additional two percent (2%) per annum; provided that, at the end of any Interest Period relating to the then applicable interest rate, interest shall accrue on any such unpaid amount at a rate of interest equal to the Base Rate plus an additional two percent (2.0%) per annum (in either case, the "Default Rate").

                   SECTION 5.08. Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) on account of the principal of or interest on any Note or the Bonds or any fees in respect of this Agreement in excess of its pro rata share of payments and other recoveries obtained by all the Lenders on account of the principal of and interest on Notes then held by them or any fees due to them in respect of this Agreement, such Lender shall forthwith purchase from the other Lenders such participation in the Notes or the Bonds held by them or in such fees owed to them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase from each Lender shall be rescinded and the purchase price restored by each such Lender to the extent of such recovery, but without interest. Disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obliga-tions, disproportionate payments of fees shall be shared by the purchase of separate participations in unpaid fee obligations, and disproportionate payments of principal shall be shared by the pur-chase of separate participations in unpaid principal obligations. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Each Lender shall give the Agent notice within five days of any payments or other recoveries described above which it obtains. For purposes of this Section 5.08 and determining the appropriate pro rata share of any payment received by the Agent or any Lender after the occurrence and during the continuance of an Event of Default, such share shall be determined by dividing the total amount of each









         Lender's Total Commitment plus Term Loans by the sum of all of the Lenders' Total Commitments and Term Loans, including in each case, the Working Capital Commitment, or if the Commitments have been terminated, such share shall be determined by dividing the total amount of the outstanding Obligations held by each Lender by the sum of all of the Obligations.

                   SECTION 5.09. Lenders' Obligations Several. The obligation of each Lender to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by all the other Lenders of their obligations to make Advances.

                   SECTION 5.10. Illegality. Notwithstanding any other provisions of this Agreement, if any change in any applicable law, regulation or directive, or in the interpretation or application thereof shall make it unlawful or impractical for any Lender to make or maintain its portion of any Eurodollar Borrowings or Secondary C/D Rate Borrowings or to maintain Eurodollar deposits in the London interbank market, the obligation of the Lenders hereunder to advance or maintain Eurodollar Borrowings or Secondary C/D Rate Borrowings, as the case may be, shall forthwith be cancelled and the Borrower shall, if any Eurodollar Borrowings or Secondary C/D Rate Borrowings are then outstanding, promptly upon request from the Agent, either, at the option of the Borrower, pay all such Eurodollar Borrowings or Secondary C/D Rate Borrowings or convert such Eurodollar Borrowings or Secondary C/D Rate Borrowings to Base Rate Borrowings. If any such payment or conversion of Eurodollar Borrowings or Secondary C/D Rate
         Borrowings is made on a day that is not the last day of the then current Interest Period applicable to such Eurodollar Borrowings or Secondary C/D Rate Borrowings, the Borrower shall promptly pay, upon demand of such Lender (with a copy of such demand to the Agent) such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender as a result of such payment or conversion. Each Lender shall certify the amount of such loss or expense to the Borrower, and such certification shall be conclusive absent manifest error.

                   SECTION 5.11. Increased Costs. In the event that any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Borrowings, included in the Reserve Percentage or, in the case of Secondary C/D Rate Borrowings, included in the C/D Reserve Percentage) in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. or foreign financial, monetary or other governmental authority, shall:
         (a) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Borrowing or change the basis of taxation of payments to any Lender of principal, interest, fees or









         any other amount payable hereunder (except for changes in the rate of tax on the overall net income of any Lender); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of any Lender, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (c) impose on any Lender or on the London interbank market any other condition with respect to this Agreement, the Notes, or any Eurodollar Borrowing or Secondary C/D Rate Borrowing hereunder; and the result of any of the foregoing is to increase the cost to any Lender of making or committing to make, renewing or maintaining any Eurodollar Borrowing or Secondary C/D Rate Borrowing or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any Eurodollar Borrowing or Secondary C/D Rate Borrowing, THEN, IN ANY CASE, the Borrower shall promptly pay from time to time, upon demand of such Lender (with a copy of such demand to the Agent), such additional amounts as will compensate such Lender for such additional cost or such reduction, as the case may be. Each Lender shall certify the amount of such reduced amount to the Borrower, and such certification shall be conclusive absent manifest error

                   SECTION 5.12. Failure to Complete Borrowings. The Borrower hereby agrees to indemnify each Lender and hold each Lender harmless from any loss, cost or expense it may sustain or incur as a consequence of the failure by the Borrower to complete any Eurodollar Borrowing or Secondary C/D Rate Borrowing after notice thereof has been given to the Agent, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund its portion of such Borrowing when such Lender's Advance, as a result of such failure, is not made on such date. Each Lender shall certify the amount of its loss or expense to the Borrower, and such certification shall be conclusive absent manifest error.

                   SECTION 5.13. Capital Adequacy. If, after the date of this Agreement, the Lender shall have determined that the adoption, implementation of phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital (whether on this credit facility or otherwise) as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change









         or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by a material amount, then from time to time, promptly upon demand by the Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such reduction. A certificate of the Lender claiming compensation under this Section 5.13 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, the Lender may use any reasonable averaging and attribution methods generally accepted in the banking industry.

                   SECTION 5.14. Net Payments. (a) All payments hereunder or under any other Loan Document will be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Loan Documents, or any payments of principal, interest or other amounts hereunder or thereunder (but excluding, except as provided in paragraph (b) hereof, any Taxes imposed on the overall net income of the Lender). If any Taxes are so levied or imposed, the Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the other Loan Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 5.14), will not be less than the amount provided for herein, (B) to make such withholding or deduction and
         (iii) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Agent within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Agent and the Lenders and reimburse the Agent and the Lenders upon written request for the amount of any Taxes so levied or imposed and paid by the Agent and the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted.

                   (b) The Borrower shall also reimburse the Agent and the Lenders, upon written request of the Agent and the Lenders, for any Taxes imposed on the overall net income of the Agent and the Lenders pursuant to the laws of the jurisdiction in which the principal executive office of the Agent and the Lenders is located as the Agent or any Lender shall determine are payable by the Lender in respect of amounts paid to or on behalf of the Agent or such Lender pursuant to subparagraph (a) hereof.

                   SECTION 5.15. Survival. The obligations of the Borrower under Sections 5.10, 5.11, 5.12 and 5.13 shall survive termination of this Agreement and payment of the Notes for a period of one year.











                   SECTION   5.16.    Calculation  of  Interest.   Interest
         payable on the Notes shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

                   SECTION 5.17. Interest Rate Arrangements. The Borrower may from time to time enter into an interest rate swap agreement, forward rate agreement, interest rate protection agreement or other form of interest rate hedging arrangement with respect to its Debt which arrangement provides the Borrower effective fixed, maximum, and/or minimum rates of interest with Persons and on terms satisfactory to the Borrower.


                                     ARTICLE VI

                              CONDITIONS TO BORROWINGS

                   The obligation of each Lender to make an Advance to the Borrower hereunder is subject to the satisfaction of the following conditions:

                   SECTION 6.01. Conditions Precedent to Initial Advances. At the time of the making by each Lender of its initial Advance hereunder, all obligations of the Borrower to the Agent or any Lender incurred prior to the initial Advances (including, without limitation, the Borrower's obligation to reimburse the fees and disbursements of counsel to the Agent and any fees payable to the Agent or the Lenders on or prior to such date) shall have been paid in full or shall be paid simultaneously with such initial Advances, and the Agent shall have received the following, each dated as of the date of the initial Advances, in form and substance satisfactory to the Lenders and (except for the Notes) in sufficient copies for each Lender:

                   (a) Duly completed Note payable to the order of each Lender in the principal amount of each of such Lender's Commitments.

                   (b) A duly executed Subsidiary Subordination Agreement from each of the Material Subsidiaries of the Borrower;

                   (c) A duly executed Subsidiary Note Assignment from the Borrower and each of its Subsidiaries which have made Intercompany Advances to active Subsidiaries of the Borrower, together with the original Intercompany Notes evidencing such Intercompany Advances, duly endorsed to the Agent;

                   (d) Copies of the organizational papers of each of the Credit Parties which is a Material Subsidiary, certified as true and correct by the Secretary of State of the State of such Credit Party's incorporation, and certificates from the Secretaries of State of the State of such Credit Party's









              incorporation and of those States in which such Credit Party is legally required to qualify to transact business as a foreign corporation, certifying such Credit Party's good standing as a corporation in such States.

                   (e) Certified copies of the by-laws of each of the Credit Parties which is a Material Subsidiary, of resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes and the other Loan Documents hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

                   (f) A certificate of the Secretary or Assistant Secretary of each of the Credit Parties which is a Material Subsidiary certifying the names and true signatures of the officers of such Credit Party authorized to execute this Agreement and the Notes and the other Loan Documents to be delivered hereunder.

                   (g) A favorable written opinion of Witt, Gaither & Whitaker, counsel for the Credit Parties, substantially in the form of Exhibit F hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Agent and the Lenders.

                   (h) Original executed counterparts of consents to the transactions contemplated in this Agreement required pursuant to those agreements of Borrower listed on Schedule 7.14 hereof.

                   (i)  Certified  copies  of   each   of   the   documents
              evidencing the Subordinated Debt.

                   (j)  A   duly  executed  closing  certificate  from  the
              Borrower substantially in the form of Exhibit G hereto.

                   (k) Projections for the next five years in the form of balance sheets, statements of income and statements of cash flow prepared with respect to the Borrower and each of its Subsidiaries on a division by division basis, together with a break-down of such forecast for Fiscal Year 1995 by division and by fiscal quarter, each in form and detail satisfactory to the Lenders and certified by a Financial Officer of the Borrower.

                   (l) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto or delivered in connection therewith shall be satisfactory in form and substance to each Lender.









                   SECTION 6.02. Conditions Precedent to Each Advance. At the time of the making by each Lender of each Advance hereunder (including the initial Advance), (a) the following statements shall be true (and each of the giving by the Borrower of a Notice of Borrowing in accordance with the terms of this Agreement and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom and after giving effect thereto such statements are true):

                   (i) The representations and warranties contained in Sections 7.01, 7.02, 7.03, 7.04, 7.10, 7.11, 7.14, 7.16, and
              7.18 hereof, are true and correct on and as of the date of such Borrowing as though made on and as of such date, and

                  (ii) No Default or Event of Default exists or would result from such Borrowing or from the application of the proceeds therefrom; and

                   (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request with respect to the representations, warranties and covenants set forth in this Agreement.

                   SECTION 6.03. Condition Precedent to Agent's Purchasing Bonds. At the time of the purchase by the Agent of the Bonds, the Agent shall have received the following, each in form and substance satisfactory to the Lenders and (except for the Bonds) in sufficient copies for each Lender:

                   (a)  Original executed counterpart of the Parent
         Guaranty.

                   (b) Copies of the Bonds and all documents executed and delivered in connection therewith certified as true and correct by a Financial Officer of the Borrower.

                   (c) Evidence satisfactory to the Agent that all conditions precedent to the issuance of the Bonds have been fulfilled and that the Lenders are prepared to purchase their respective participations in the Bonds hereunder.

                   (d) Such opinions, certificates and other documents as the Agent may request with respect to the Bonds and the compliance by the Borrower with the terms and conditions hereof.















                                     ARTICLE VII

                           REPRESENTATIONS AND WARRANTIES

                   The Borrower represents and warrants as follows:

                   SECTION 7.01. Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and each Subsidiary is duly organized, validly existing and in good standing under the law of the jurisdiction in which it is incorporated where the failure to maintain such valid existence or good standing could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary where the failure to qualify could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 7.02. Corporate Power and Authority; Contravention. Except as disclosed on Schedule 7.02 hereto, the execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or by-laws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument, where such violation, conflict, breach or default could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 7.03. Enforceability. This Agreement, the Notes, and all other Loan Documents are the legal, valid and binding agreements of the Credit Parties which are a party thereto, enforceable against the Credit Parties which are a party thereto in accordance with their respective terms, except as the enforceability of any of them may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                   SECTION 7.04. Governmental Consent. Neither the nature of the Borrower or any of its Subsidiaries nor any of their









         respective businesses or properties, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby is such as to require any authorization, consent, approval, order, license, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings, if any, after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Notes, and the other Loan Documents or fulfillment of or compliance with the terms and provisions hereof or thereof.

                   SECTION 7.05. Subsidiaries. Schedule 7.05 attached hereto correctly sets forth the name of each Subsidiary of the Borrower and the jurisdiction of its incorporation and indicated whether or not such Subsidiary is a Material Subsidiary as of the date hereof. All the outstanding shares of the capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule, are owned of record and beneficially by the Borrower or a wholly-owned Subsidiary of the Borrower free of any Lien or claim.

                   SECTION 7.06. Insurance. Each property owned by the Borrower or any of its Subsidiaries is insured for the benefit of the Borrower or a Subsidiary in amounts deemed adequate by the Borrower's management against risks customarily insured against by Persons operating businesses similar to those of the Borrower or its Subsidiaries in the localities where such properties are located.

                   SECTION 7.07. Financial Statements. The Borrower has furnished the Lenders with the following financial statements, identified by a Financial Officer of the Borrower:
         (i) consolidated balance sheets of the Borrower and its Subsidiaries as at December 28, 1991, December 26, 1992 and December 25, 1993, and related consolidated statements of income, stockholders' equity and statements of cash flows of the Borrower and its Subsidiaries for each of the three years in the period, all certified by Ernst & Young LLP; and (ii) unaudited consolidated condensed balance sheets of the Borrower and its Subsidiaries as at October 1, 1994 and unaudited consolidated condensed statements of income and cash flows for the nine month period ended on such date, prepared by the Borrower. All such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year end adjustments), have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct









         and contingent, of the Borrower and its Subsidiaries required to be shown in accordance with such principles. The consolidated balance sheets fairly present the financial condition of the Borrower and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and statements of cash flows fairly present the results of the operations of the Borrower and its Subsidiaries for the periods indicated. Except as set forth in that certain letter from the Borrower to the Agent and the Lenders dated as of even date herewith (and accepted by the Agent), there has been no material adverse change in the business, condition or operations (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole since
         December 25, 1993.

                   SECTION 7.08. Taxes. The Borrower and each of its Subsidiaries has filed all federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal, state and other income tax returns of the Borrower and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on December 30, 1989.

                   SECTION 7.09.  Actions Pending.  Except as specified in
         Schedule 7.09 attached hereto, there is no action, suit, investigation, or proceeding pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body, which might result in any material adverse change in the business, condition or operations (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement or any of the Notes.

                   SECTION 7.10. Title to Properties. The Borrower and each of its Subsidiaries has good and marketable title to its respective real properties (other than real properties that it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 25, 1993 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 9.01. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the









         operations of such properties and assets. All such leases are valid and subsisting and in full force and effect.

                   SECTION 7.11. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System (hereinafter called "margin stock"). Each Borrowing will be used solely for the purposes specified in this Agreement and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither the Borrower nor any agent of the Borrower acting on its behalf has taken or will take any action which might cause this Agreement or any of the Notes to violate Regulations G, T, U, or X or (to the best knowledge of the Borrower) any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as now in effect or as the same may hereafter be in effect.

                   SECTION 7.12.  ERISA.  Except as disclosed on Schedule
         7.12 attached hereto:

                   (a) Identification of Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan.

                   (b) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (other than routine Plan expenses or contributions, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plan including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes, or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, or upon their financial condition, assets, business, operations, liabilities or prospects; and

                   (c) Funding. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and
         (ii) required to be paid as expenses of each Plan. No Plan would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) in excess of $6,500,000 if such Plan









         were terminated as of the date on which this representation and warranty is made.

                   SECTION 7.13. Outstanding Debt. Neither the Borrower nor any of its Subsidiaries has outstanding any Debt, on a consolidated basis, except as disclosed on the footnotes to the financial statements described in Section 7.07 and as permitted by
         Section 9.02. There exists no default not waived in writing under the provisions of any instrument evidencing or securing such Debt or of any agreement otherwise relating thereto.

                   SECTION 7.14. Conflicting Agreements or Other Matters. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition or prospects. Neither the execution or delivery of this Agreement or the other Loan Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to, the charter or by-laws of the Borrower or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower or any of its Subsidiaries is subject. Neither the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Borrower or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Borrower of the type to be evidenced by the Notes, except as set forth in the agreements listed on
         Schedule 7.14 attached hereto.

                   SECTION 7.15. Pollution and Environmental Control. Except as listed on Schedule 7.15 attached hereto, each of the Borrower and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under, and is in compliance with, all federal, state, and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes where such failure to maintain or comply could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.









                   SECTION 7.16. Possession of Franchises, Licenses, Etc. The Borrower and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their respective properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof where such failure to possess or obtain or such violation could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 7.17. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known or which should be known to the management of Borrower peculiar to the Borrower or any of its Subsidiaries which materially adversely affects or in the future may (so far as the management of Borrower can now foresee) materially adversely affect the business, property or assets, or financial condition of the Borrower or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lenders or the Agent by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

                   SECTION 7.18. Investment Company Act. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


                                    ARTICLE VIII

                                AFFIRMATIVE COVENANTS

                   So long as any Obligations shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                   SECTION 8.01. Corporate Existence; Maintenance of Properties. (i) Do or cause to be done all things necessary to preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its respective corporate existence, rights and franchises, except as otherwise permitted pursuant to Section
         9.04 hereof, (ii) cause its properties and the properties of its Subsidiaries used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and









         working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times and (iii) will and will cause each of its Subsidiaries to qualify and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower, or such Subsidiary, as the case may be, may legally require such qualification where the failure to comply with (i), (ii) or (iii) could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 8.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state, and local laws, rules, regulations and orders, including, without limitation, all federal, state and local laws, rules, regulations and orders relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes where the failure to comply could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 8.03. Taxes and Claims. Pay, and cause each of its Subsidiaries to pay and discharge, or cause to be paid and discharged, (i) before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits or properties, provided, however, without affecting Borrower's duty to promptly pay all taxes, no default under this Agreement shall occur by virtue of Borrower's failure, through clerical error, to promptly pay taxes, assessments and other governmental charges in an aggregate amount of less than $1,000,000 so long as such clerical error is promptly corrected upon discovery unless such taxes, assessments or charges are contested pursuant to clause (ii) hereof, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon and of its property, provided that, in each case, neither the Borrower nor any Subsidiary shall be required to pay or cause to be paid or discharged any such tax, assessment, charge or claim in an aggregate amount less than $5,000,000 whose amount or validity is being contested in good faith by appropriate proceedings, or in an aggregate amount greater than $5,000,000 where the amount is being contested in good faith by appropriate proceedings and with respect to the amount in excess of $5,000,000, where adequate reserves are being maintained or capacity under the Commitments or other committed









         credit facilities of the Borrower exists in an amount sufficient to pay such portion of the tax, assessment, charge or claim and, provided, further, that the Borrower shall, and shall cause each Subsidiary to, pay all such taxes, assessments, charges and claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor where such foreclosure could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 8.04 Compliance with Other Agreements. Conduct, and cause each Subsidiary to conduct, its business operations and obtain all necessary permits and licenses in compliance with all agreements, indentures and mortgages to which it is a party or by which it or any of its properties is bound (unless waived) where the failure to comply could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 8.05. Inspection of Property. Permit any Person designated in writing by the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of the properties of the Borrower and any of its Subsidiaries, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Borrower and its independent public accountants, all at such reasonable times and as often as the Agent or any Lender may reasonably request.

                   SECTION 8.06. Insurance. Maintain, and cause each Subsidiary to maintain, with financially sound and reputable carriers insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses.

                   SECTION 8.07. Business. Remain, and cause each Subsidiary to remain, principally in the textile, carpet and related businesses including, without limitation, the business in which the Borrower and each of the Subsidiaries is engaged on the date of this Agreement.

                   SECTION 8.08. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each Subsidiary.

                   SECTION 8.09. Environmental Compliance. Immediately notify the Agent orally and in writing of (i) any notice received by the Borrower or any Subsidiary with respect to any occurrence on any property owned or leased by the Borrower or its Subsidiaries (the "Premises") involving the spill, release, leak, seepage or discharge of any pollutant, contaminant, or hazardous









         or toxic material or waste ("Hazardous Substance") into the air, water or land, or (ii) any complaint, order or citation received by the Borrower or any Subsidiary with respect to any such occurrence ("Environmental Complaint") with respect to both (i) and (ii), involving an aggregate amount in excess of $1,500,000 or which could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   SECTION 8.10. Reporting Covenants. Deliver to each of the Lenders:

                   (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young or other independent public accountants acceptable to the Required Lenders, which report will be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal year, and the consolidated results of operations and statement of cash flows of the Borrower and its Subsidiaries for such fiscal year in accordance with generally accepted accounting principles and that the audit by such accountants in connection with such consolidated financial statements was made in accordance with generally accepted auditing standards provided, however, that this subsection (a) shall be deemed satisfied by the delivery of Borrower's Annual Report on Form 10K as filed with the Securities Exchange Commission delivered in the time allotted above;

                   (b) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of the Borrower, a consolidated condensed balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated condensed statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year end adjustments) as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency of accounting methods (except where the Borrower's independent certified public accountants have concurred with any change) by a









              Financial Officer of the Borrower; provided, however, that this subsection (b) shall be deemed satisfied by the delivery of Borrower's Quarterly Report on Form 10Q as filed with the Securities Exchange Commission delivered in the time allotted above;

                   (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a duly completed certificate of a Financial Officer of the Borrower substantially in the form of Exhibit H attached hereto (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 9.01, 9.02, 9.03(b) and (i), 9.04, 9.07 and 9.11 on the date of such financial statements, and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                   (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements stating whether anything has come to its attention to cause it to believe that there existed on the date of such statements any Default or Event of Default;

                   (e) by no later than December 31st of each calendar year, a budget, together with a projected balance sheet and income statement of the Borrower and its Subsidiaries for the upcoming Fiscal Year, certified by a Financial Officer of the Borrower.

                   (f) forthwith upon the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                   (g) promptly upon the mailing or filing thereof, copies of all reports and proxy statements which the Borrower sends to its securityholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                   (h) promptly after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Borrower, any Subsidiary, or any material









              property of any of them, or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim, in either case, involving an aggregate amount greater than $1,500,000 or which could have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                   (i) promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notice of
              (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject the Borrower or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                   (j) at the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307,
              4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under
              Section 401(a)(29) or 412 of the Code with respect to any Plan;

                   (k) on an annual basis, together with the financial report required by subsection (a) hereof, a list, as of a recent date, of the Debt of Subsidiaries, accompanied by duly completed certificate of a Financial Officer of the Borrower in the form of Exhibit I attached hereto;

                   (l) promptly after the occurrence thereof, copies of executed amendments, modifications or waivers with respect to the Senior Subordinated Note Agreement or the notes issued pursuant thereto or the Subordinated Convertible Debentures or the indenture executed in connection therewith or the Bonds;

                   (m) promptly after any merger involving the Borrower as described in Section 9.04, a notice describing such event and including a duly completed certificate of a Financial Officer of the Borrower certifying that, following such action, no Default or Event of Default exists hereunder;

                   (n) promptly upon the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a









              new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent or any of the Lenders may request;

                   (o) promptly upon any Investment specified in Section 9.03(i), a notice describing such event and including a duly completed certificate of a Financial Officer of the Borrower substantially in the form of Exhibit J attached hereto certifying that such Investment does not result in a violation thereof; and

                   (p) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries or of any Plan, as any Lender through the Agent may from time to time reasonably request.

         All such financial statements referred to in subsections 8.10(a) and (b) above shall conform to generally accepted accounting principles applied on a basis consistent with those in effect on the date of this Agreement except where Borrower's independent certified public accountants have concurred with any change.

                   SECTION 8.11. Additional Credit Parties. Promptly after the formation or acquisition of any Material Subsidiary that is not a Credit Party, the Borrower shall execute and deliver, and cause to be executed and delivered a Subsidiary Subordination Agreement from each such Material Subsidiary, together with related corporate authorization documents, organizational documents, secretary's certificates and opinions, all in form and substance satisfactory to the Agent and the Required Lenders.)


                                     ARTICLE IX

                                 NEGATIVE COVENANTS

                   So long as any Obligations shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

                   SECTION 9.01. Liens, Etc. Create, assume or suffer to exist, or permit any of its Subsidiaries to create, assume or suffer to exist, any Lien upon any of its property or assets whether now owned or hereafter acquired, except:

                   (a)  Liens existing on the date hereof as set forth on
              Schedule 9.01 attached hereto; plus

                   (b) purchase money Liens upon any property acquired or held by the Borrower or any Subsidiary in the ordinary course









              of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, provided that such Lien does not extend to any other property and further provided that such Lien does not exceed (i) the purchase price which shall not exceed the fair market value (which may include goodwill and intangibles) on the date of such purchase of such property and (ii) prior to the date on which the Borrower delivers financial statements and appropriate certifications thereof required by Section 8.01 to the Lenders evidencing that, the Borrower's ratio of Total Debt to Total Capitalization was less than 50% for such period, an aggregate amount of $10,000,000 and thereafter, regardless of the Borrower's future leverage, there shall be no dollar limit on such purchase money liens; plus

                   (c) Liens existing on any property held in the ordinary course of business by the Borrower or any Subsidiary at the time of its acquisition (other than any such Lien created in contemplation of such acquisition except as otherwise permitted hereunder); plus

                   (d) Liens existing on property of any Person acquired by the Borrower or any of its Subsidiaries at the time of acquisition of such Person (other than any such Lien created in contemplation of such acquisition except as otherwise permitted hereunder); plus

                   (e) purchase money Liens on the property of any Person acquired or property acquired or held by the Borrower or any Subsidiary to secure the purchase price of such property or such Person or to secure Debt incurred solely for the purpose of financing the acquisition of such property or such Person, provided that such Lien does not extend to any other property and further provided that such Lien does not exceed the purchase price not to exceed the fair market value (which may include goodwill and intangibles) at the time of purchase of such property or such Person and further provided that such purchase shall not result in a violation of Section 8.07 hereof or 9.01(b) above; plus

                   (f)  Liens for taxes or assessments or other
              governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings if, with respect to the amount of such Liens in excess of $5,000,000, adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with generally accepted accounting principles and/or with respect to which capacity exists under this Agreement or other committed credit facilities of the Borrower; plus










                   (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; plus

                   (h) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (other than obligations for the payment of borrowed money); plus

                   (i) easements, rights-of-way, restrictions and other similar charges or encumbrances which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or any of their respective properties; plus

                   (j) Liens arising from maturity factoring arrangements of Borrower or any of its Subsidiaries occurring in the normal course of business and which do not exceed the actual amount of the accounts factored pursuant to such arrangement; plus

                   (k) Liens resulting from judgments (not covered by insurance) which have not been in existence over 30 days or which judgments are being appealed in good faith provided that such Liens may not exceed an aggregate amount of $5,000,000 unless with respect to the amount of such Lien exceeding $5,000,000 Borrower maintains adequate reserves in accordance with generally accepted account principles and/or the capacity exists under this Agreement or other committed credit facilities of the Borrower to remove such Liens; plus

                   (l) Liens which do not secure Debt and which will not, in the aggregate, have a material adverse effect on the business, properties or prospects of the Borrower and its Subsidiaries; plus

                   (m) extensions, renewals or replacements of any Lien referred to in clauses (a) through (l) of this Section 9.01, provided that the principal amount of the Debt or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered by the Lien.











                   SECTION 9.02. Debt of Subsidiaries. Permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, other than:

                   (a) Debt owing to the Borrower in the form of Intercompany Advances evidenced by Intercompany Notes, payable on demand, pledged to the Agent pursuant to the Subsidiary Note Assignment; provided that, the aggregate amount of Intercompany Advances at any one time outstanding from the Borrower to its Subsidiaries (excluding amounts owed by Dixie Funding to the Borrower in connection with the Securitization Program) including the Intercompany Advances outstanding on the Closing Date and set forth on Schedule
              9.02 hereto shall not exceed $85,000,000 at any time outstanding;

                   (b) Intercompany Advances from one Subsidiary to another Subsidiary evidenced by Intercompany Notes, payable on demand, pledged to the Agent pursuant to a Subsidiary Note Assignment; plus

                   (c)  purchase money Debt to the extent permitted by
              Section 9.01(b)); plus

                   (d) unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes and not represented by a promissory note or other evidence of indebtedness; plus

                   (e) other Debt (other than Intercompany Advances); provided that the aggregate outstanding principal amount of such Debt of the Subsidiaries shall not at any one time outstanding exceed the sum of $10,000,000 for each Subsidiary and an aggregate sum of $50,000,000 for all Subsidiaries; plus

                   (f) Debt incurred after the date hereof for the purchase of the property of any Person or for the purchase of any Person plus Debt of such Person existing on the date of its acquisition or Debt secured by any property acquired or held by any Person on the date of its acquisition (and refinancings and renewals thereof), to the extent that such Debt does not exceed the purchase price plus any Debt directly or indirectly assumed as a result of such acquisition, such amount not to exceed the fair market value (which may include goodwill and intangibles) on the date of such acquisition of such Person or property of such Person; provided that, a certificate of a Financial Officer of the Borrower is delivered to the Lenders prior to the incurrence of such Debt demonstrating compliance on a pro forma basis with the financial covenants set forth in Section 9.11 both before and after giving effect to such incurrence of Debt and









              further provided no other Default or Event of Default exists hereunder or would result therefrom; plus

                   (g) Debt incurred by Masland in connection with the Bonds as long as such Bonds are owned by the Agent and the Debt incurred by Dixie Funding in connection with the Securitization Program.

                   SECTION 9.03. Restrictions on Loans, Advances, Investments and Contingent Liabilities. Make or permit to remain outstanding or permit any Subsidiary to make or permit to be outstanding, any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or any other Investment in, any Person, except that the Borrower or any Subsidiary may:

                   (a) make or permit to remain outstanding (i) Intercompany Advances permitted by Section 9.02(a) and (b), and (ii) Intercompany Advances from a Subsidiary to Borrower which are subordinated to the Obligations of the Borrower pursuant to the Subsidiary Subordination Agreement; plus

                   (b) permit to remain outstanding any Investments in any Subsidiary existing on the Closing Date and set forth on
              Schedule 9.03 plus additional Investments (in addition to cash Intercompany Advances permitted above) in Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding; plus

                   (c) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; plus

                   (d)  acquire and own:

                        (1) prime commercial paper and certificates of deposit in and banker's acceptances of United States commercial banks having total assets in excess of $1,000,000,000, in each case due within one year from the date of purchase and payable in the United States in Dollars;

                        (2)  Eurodollar certificates of deposit in
                   commercial banks having total assets in excess of $1,000,000,000, due within one year from the date of purchase and payable in the United States in Dollars;












                        (3) directly or indirectly through mutual funds, obligations of United States of America or any agency thereof;

                        (4) directly or indirectly through mutual funds, corporate securities or municipal notes or bonds rated "A" or better by Moody's Investors Service or the comparable rating of Standard & Poors Corporation;

                        (5) adjustable rate preferred stock rated "A" or better by Moody's Investors Service or Standard & Poors Corporation;

                        (6) repurchase agreements of United States banks having total assets in excess of $1,000,000,000 with respect to certificates and obligations described in clauses (1) through (5) above; plus

                   (e) acquire for cash or capital stock of Borrower, a minority interest in any Person engaged in the textile, carpet or related businesses, with the reasonable intention of acquiring majority control of such Person within a reasonable period of time and with the financial ability to acquire such majority control with Debt, existing cash, or capital stock of Borrower; provided that, a certificate of a Financial Officer of the Borrower is delivered to the Lenders prior to such acquisition demonstrating compliance on a pro forma basis with the financial covenants set forth in Section
              9.11 both before and after giving effect to such acquisition and further provided no other Default or Event of Default exists hereunder or would result therefrom; plus

                   (f) acquire, under such circumstances that the provisions of this Agreement are not violated, a majority interest in any Person engaged in the textile, carpet or related businesses provided that, a certificate of a Financial Officer of the Borrower is delivered to the Lenders prior to such acquisition demonstrating compliance on a pro forma basis with the financial covenants set forth in Section
              9.11 both before and after giving effect to such acquisition and further provided no other Default or Event of Default exists hereunder or would result therefrom; plus

                   (g) endorse negotiable instruments for collection in the ordinary course of business; plus

                   (h) make or permit to remain outstanding (i) loans and advances to employees participating in the Borrower's Employee Stock Purchase Plan, and (ii) travel and other like advances to officers and employees in the ordinary course of business, except that the aggregate amount of (i) and (ii) at any time outstanding shall not exceed $1,500,000; plus









                   (i) make additional Investments in any other Person (except Subsidiaries), provided that the sum of such Investments, shall not exceed in aggregate amount, the greater of (x) $25,000,000, or (y) 15% of Net Worth at the time of such transaction; and further provided, that no Subsidiary shall acquire any stock or securities of, the Borrower; plus

                   (j) make or permit to remain outstanding Investments to fund non-qualified employee benefit plans for highly compensated employees.

                   SECTION 9.04. Merger and Sale of Assets. Enter into or permit any Subsidiary to enter into any transaction of merger, consolidation, pooling of interest, joint venture, syndicate or other combination with any other Person or enter into any Asset Disposition or permit any Subsidiary to enter into any Asset Disposition except that:

                   (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more other Subsidiaries;

                   (b) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Borrower or another Subsidiary, and upon disposal of substantially all of its assets as permitted by this subsection (b), such Subsidiary may be liquidated;

                   (c) Borrower may merge with another Person; provided, that following such merger, (i) Borrower shall be the surviving corporation, and (ii) Borrower's Total Debt shall not exceed the greater of (x) 65% of Total Capitalization, or
              (y) the percentage of Total Capitalization immediately prior to such merger, and (iii) no Default or Event of Default shall exist hereunder;

                   (d) Any Subsidiary may merge with another Person; provided, that following such merger the Subsidiary shall be the surviving corporation and no Default or Event of Default shall exist hereunder;

                   (e) Borrower and its Subsidiaries may, in any one fiscal year, make Asset Dispositions (at then current market value) of assets (including stock of a Subsidiary) (i) having a book value less than twenty-five percent (25%) of Net Tangible Assets as of the end of the most recent preceding fiscal quarter, and (ii) which contributed less than ten (10%) of positive EBIT, for the immediately preceding four fiscal quarters; provided, however, following any Asset Disposition of the stock of a Subsidiary resulting in a









              minority interest in such former Subsidiary, any resulting Investment in such former Subsidiary must be permitted pursuant to Section 9.03(i) hereof;

                   (f) The Borrower and any Subsidiary may make any Investment permitted by Section 9.03 hereof.

         Notwithstanding the foregoing, the occurrence of an Asset Disposition described in clause (ii) of the definition thereof shall not be deemed to be a violation of this Section 9.04.

                   SECTION 9.05. Issuance of Stock by Subsidiaries. Permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into such shares) to issue, sell or dispose of any shares of its stock of any class (other than directors' qualifying shares, if any).

                   SECTION 9.06. Lease Obligations. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rent for any property under operating leases or agreements to lease (other than capital leases) having a term of one year or more which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, to exceed $10,000,000 payable in any period of twelve consecutive calendar months.

                   SECTION 9.07. Sale and Lease-Back. Enter into or permit any Subsidiary to enter into any arrangement, with any lender or investor or under which such lender or investor is a party, providing for the leasing by the Borrower or any Subsidiary of real or personal property, used by the Borrower or any Subsidiary in the operations of the Borrower or any Subsidiary, which has been or is sold or transferred by the Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such rental obligations of the Borrower or such Subsidiary; provided, however, the Borrower and its Subsidiaries may enter into arrangements otherwise prohibited by this Section
         9.07 where the value of the property sold and leased back by the Borrower and its Subsidiaries (taken at the higher of book value or fair market value at the time of the transaction) does not exceed the aggregate amount of $5,000,000.

                   SECTION 9.08. Sale or Discount of Receivables. Except for the maturity factoring arrangements contemplated by Section 9.01(j) hereof and the Securitization Program, sell or permit any Subsidiary to sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                   SECTION 9.09. Compliance with ERISA. Take or fail to take, nor permit any ERISA Affiliate to take or fail to take, any









         action with respect to a Plan including, but not limited to
         (i) establishing any Plan, (ii) amending any Plan,
         (iii) terminating or withdrawing from any Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in
         Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a material adverse effect on the financial condition, Properties, business, results of operations or prospects of the Borrower or any Subsidiary, result in a lien on the property of the Borrower or any Subsidiary, or require the Borrower or any Subsidiary to provide any security, in either case involving an amount exceeding $5,000,000 in the aggregate.

                   SECTION 9.10. Contracts with Affiliates, Directors, or Controlling Shareholders. Shall not enter and shall not permit any Subsidiary to enter into any contract or agreement with an Affiliate, a Director or a Controlling Shareholder except on an arms-length basis and without any preferential term or provision.

                   SECTION 9.11. Financial Covenants. The Borrower shall not permit:

                        (a) Total Debt to Total Capitalization. Its ratio of Total Debt to Total Capitalization as of the last day of any fiscal quarter of the Borrower occurring during the period set forth below to be greater than the ratio (expressed as a percentage) set forth opposite such period below:

                             Period                        Ratio

                   Closing Date through the last
                    day of fiscal year 1997                 65%

                   First day of fiscal year
                    1998 through the last
                    day of fiscal year 1998                 62.5%

                   First day of fiscal year
                     1999 and thereafter                    60%


                        (b) Leverage Ratio. Its Leverage Ratio as of the last day of any fiscal quarter of the Borrower occurring during the period set forth below to be greater than the ratio (expressed as a percentage) set forth opposite such period below:

                             Period                        Ratio

                   Closing Date through the last
                    day of fiscal year 1997                 45%









                   First day of fiscal year
                    1998 through the last
                    day of fiscal year 1998                 42.5%

                   First day of fiscal year
                     1999 and thereafter                    40%


                   (c) Interest Coverage Ratio. Its Interest Coverage Ratio as of any of the dates set forth below to be less than the ratio set forth opposite such period below:

                             Period                        Ratio

                   Fiscal quarter ending on or
                    about March 31, 1995                    1.25:1.0

                   Two preceding fiscal quarters
                    ending on or about June 30, 1995        1.25:1.0

                   Three preceding fiscal quarters
                    ending on or about September 30, 1995   1.25:1.0

                   Four preceding fiscal quarters
                     ending on or about December
                     31, 1995 and on or about
                     March 31, 1996                         1.25:1.0

                   Four preceding fiscal quarters
                     ending on or about June 30,
                     1996, September 30, 1996,
                     December 31, 1996 and March
                     31, 1997                               1.50:1.0

                   Four preceding fiscal quarters
                     ending on or about June 30, 1997       1.75:1.0

                   Four preceding fiscal quarters
                      ending on the last day of each
                      fiscal quarter thereafter             1.75:1.0.

                   (d) Dividends, Etc. Borrower shall not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

                        (i) dividends payable solely in shares of capital stock;











                        (ii) cash dividends declared and paid, and all
                   other such payments made, including repurchases of stock from employees in connection with employee benefit plans in an aggregate amount in any fiscal year not to exceed the greater of (x) $3,000,000, and (y) 50% of Net Income (which must be a positive number) earned during the Borrower's preceding fiscal year;

                        (iii) regularly scheduled payments of interest and
                   principal amortization with respect to the Senior Subordinated Note Agreement and the Subordinated Convertible Debentures; and

                        (iv)  payments to Prudential pursuant to the
                   Prudential Agreement upon exercise by Prudential of the "Put Option" described in Section 1.1 of such Agreement;

              provided, however, no such dividend or other payment may be declared or paid pursuant to clauses (ii), (iii) or (iv) above unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

                   SECTION 9.12. Actions Under Certain Documents. (a) Modify, amend, cancel or rescind the Intercompany Advances or Intercompany Notes (except for modifications and amendments to increase the principal amount of the Intercompany Notes to the extent otherwise permitted by this Agreement);

              (b) Modify or amend Subordinated Debt or any agreements or documents evidencing or governing the Subordinated Debt, the Securitization Program or the Bonds other than modifications of the Subordinated Debt, Securitization Program and the Bonds which do not (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate or any fees or penalties thereunder, (iii) modify any requirement of prepayment or repayment thereunder, or (iv) add or make more onerous any other provision thereof that would cause or permit such indebtedness to become due and payable prior to the Obligations; or

              (c) For so long as the Agent is the holder of the Bonds, elect that the Bonds bear interest at the "Term Rate" or the "Weekly Rate" as such terms are defined in the Trust Indenture executed in connection with the Bonds.
















                                      ARTICLE X

                           EVENTS OF DEFAULT AND REMEDIES

                   SECTION 10.01. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

                   (a) The Borrower fails to pay when due any payment of principal on any of the Notes or any other sum payable hereunder or fails to pay interest on any of the Notes within seven (7) calendar days after the due date hereunder (Agent shall use its best efforts to provide notice of such Default); or

                   (b) Any representation or warranty contained herein or deemed to have been made hereunder or made by or furnished on behalf of the Borrower in connection herewith shall be false or misleading in any material respect as of the date made or deemed to have been made; or

                   (c) The Borrower fails to perform or observe any covenant, term or condition contained in Sections 8.01(i), 8.05, 8.07, 8.08, 8.10(a), (b), (c), (d), (f) or (h) or
              Article IX of this Agreement (Agent shall use its best efforts to provide notice of any Default with respect to
              Section 8.10 (a) or (b) hereof); or

                   (d) The Borrower fails to perform or observe any other covenant or agreement of this Agreement not specifically referred to elsewhere in this Section 10.01 or any covenant or agreement contained in any other Loan Document and such failure shall continue for more than 30 calendar days; or

                   (e) The Borrower or any Subsidiary (i) defaults in any payment of principal or interest on any other obligation for money borrowed (or any obligation under a capital lease, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation under notes payable or drafts accepted representing extensions of credit) in outstanding amount greater than $2,500,000 in the aggregate, including, without limitation, the Subordinated Debt, the Bonds, the Securitization Program, which is not remedied or waived beyond any period of grace provided with respect thereto, or (ii) fails to perform or observe any other agreement, term or condition contained in any agreement under which any obligation described in clause (i) is created (or if any other event shall occur and be continuing thereunder) and the effect of such failure or other event is to cause or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders)









              to cause such obligation to become due prior to any stated maturity if not remedied or waived within any period of grace provided with respect thereto; or

                   (f) The Borrower or any Subsidiary fails to pay its debts generally as they become due or shall admit in writing its inability to pay its debts generally; or

                   (g) The Borrower or any Subsidiary shall make or take any action to make an assignment for the benefit of creditors, petition or take any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence or take any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect including, without limitation, the Bankruptcy Code; or, if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered which remains unstayed and in effect for more than 60 days; or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer to exist any such custodianship, receivership or trusteeship; or any corporate action is taken by the Borrower or any Subsidiary for the purpose of effecting any of the foregoing; or

                   (h) The Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid while the Borrower or such Subsidiary is insolvent; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint; or

                   (i) Any order, judgment or decree is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, judgment or decree remains unstayed and in effect for more than 60 days; or











                   (j) Any order, judgment or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing a split-up of the Borrower or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets or stock of a Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                   (k) A judgment or order for the payment of money in an amount in excess of $2,500,000 or otherwise materially adverse to the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole is rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order,
              (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall be paid or bonded and shall therefore no longer be materially adverse to the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole; or

                   (l) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall acquire the stock of the Borrower resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Borrower or any of its Subsidiaries, (ii) any employee benefit plan (or related trust) of the Borrower or its Subsidiaries, (iii) any other Person of voting power pursuant to a revocable proxy, or (iv) members of the family of J. Burton Frierson, including his issue, any spouse of such issue and any estate or trust created by any such member; or

                   (m) any Credit Party shall deny liability pursuant to, or the enforceability of, any Loan Document; or

                   (n) the Borrower shall cease to own and control at least (i) 51% of the outstanding stock of any Subsidiary which owes Intercompany Advances to the Borrower or any other Subsidiary of the Borrower unless such Intercompany Advances are repaid in full in connection with the event resulting in









              such change of control of such Subsidiary, and (ii) for so long as the Bonds are owned by the Agent, 100% of Masland; or

                   (o) the Borrower shall default in its obligations pursuant to the Prudential Agreement.

                   SECTION 10.02.  Remedies on Default.

                   (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 10.01(g)), the Agent shall, at the option and upon the request of the Required Lenders, or may, with the consent of the Required Lenders (i) terminate all obligations of the Lenders to the Borrower, including, without limitation, all obligations to make Advances under this Agreement, (ii) declare the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

                   (b)  Upon the occurrence of an Event of Default under
         Section 10.01(g), (i) all obligations of the Lenders to the Borrower, including, without limitation, all obligations to make Advances under this Agreement, shall terminate automatically and
         (ii) the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

                   (c) Upon the occurrence of an Event of Default and acceleration of the Notes as provided in (a) or (b) above, the Lenders and the Agent, or any of them, may pursue any remedy available under this Agreement, under the Notes, or under any other Loan Document, or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lenders under the Loan Documents and otherwise may be exercised shall be determined by the Required Lenders.

                   (d) All payments with respect to this Agreement received by the Agent and the Lenders, or any of them, after the occurrence of an Event of Default and acceleration of the Notes, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent, acting as Agent, and the Lenders as a result of the Default, and thereafter paid pro rata to the Lenders in the same









         proportion that the aggregate of the unpaid principal amount owing on the Notes to each Lender, plus accrued and unpaid interest thereon, bears to the aggregate of the unpaid principal amount owing on all the Notes to all of the Lenders, plus accrued and unpaid interest thereon. Regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purpose of computing the Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses incurred by the Agent, acting as Agent, and the Lenders as a result of the Default, as set forth above, second, to the payment of accrued and unpaid fees of the Agent and the Lenders, third, to the payment of accrued and unpaid interest on the Notes, to and including the date of such application (ratably according to the accrued and unpaid interest on the Borrowings), fourth, to the ratable payment of the unpaid principal of the Notes, and fifth, to the payment of all other amounts then owing to the Agent or the Lenders under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law.


                                     ARTICLE XI

                           THE AGENT AND THE LEAD MANAGER

                   SECTION 11.01. Appointment and Authorization. Each Lender hereby designates Trust Company Bank as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein, including the Bonds, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lead Manager in its capacity as such, shall not have any duties or obligations whatsoever under this Agreement, the Notes or any of the other Loan Documents, but shall nevertheless be entitled to all benefits afforded to it in such capacity hereunder.

                   SECTION 11.02. Nature of Duties of the Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross









         negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. The Agent agrees to give each Lender prompt notice of the Agent's receipt from the Borrower of any notice under this Agreement or the Bonds.

                   SECTION 11.03.  Lack of Reliance on the Agent.

                   (a) Each Lender agrees that, independently and without reliance upon the Agent, the Lead Manager any other Lender, or the directors, officers, agents or employees of the Agent, the Lead Manager or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Loan Documents, including the decision to enter into this Agreement and to purchase the participation in the Bonds, and
         (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

                   (b) Neither the Agent nor the Lead Manager shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the Bonds or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes or the Bonds, or the financial condition of the Borrower or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

                   SECTION 11.04.  Certain Rights of the Agent.

                   (a) If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the









         foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; provided, however, that the Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to applicable law.

                   (b) The Agent may assume that no Event of Default has occurred and is continuing, unless the Agent has received notice from the Borrower stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

                   (c) If the Agent may not, pursuant to Section 11.04(b), assume that no Event of Default has occurred and is continuing, the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Required Lenders, provided that the Agent shall not be required to act or not act if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to applicable law, and provided further, that if the Required Lenders fail, for five days after the receipt of notice from the Agent, to instruct the Agent, then the Agent, in its discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders and shall be fully protected in so acting.

                   SECTION 11.05. Liability of the Agent and Lead Manager. Neither the Agent, the Lead Manager, nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by them in such capacity under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Agent, the Lead Manager, and their respective directors, officers, agents, and employees:

                   (a) may treat the payee of any Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof in form satisfactory to the Agent, signed by the payee and may treat each Lender as the owner of that Lender's interest in the obligations due to the Lender for all purposes of this Agreement until the Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Agent, signed by that Lender;

                   (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Borrower, and shall not









              be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

                   (c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

                   (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of the Borrower or any Subsidiary or other Person;

                   (e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

                   (f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, document, statement, telex, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

                   (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Notes, Advances, and other amounts; provided that promptly upon discovery of such an error in computation, the Agent, the Lender, and (to the extent applicable) the Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                   SECTION 11.06. Indemnification. Each Lender shall, ratably in accordance with the respective outstanding principal amount of its Advances, indemnify and hold the Agent, the Lead Manager, and their respective directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by the









         Borrower to pay the obligations due to the Lenders hereunder or under the Notes) or any action taken or not taken by it as Agent or Lead Manager thereunder, except for the gross negligence or willful misconduct of such party. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that the Borrower is required to pay that cost or expense but fails to do so upon demand.

                   SECTION 11.07. Agent and Affiliates. Trust Company Bank (and each successor Agent) and NationsBank, N.A. (Carolinas) each have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent or Lad Manager, respectively; and the term "the Lenders" or "Lender" includes Trust Company Bank in its individual capacity and NationsBank, N.A. (Carolinas) in its individual capacity. Trust Company Bank (and each successor Agent), NationsBank, N.A. (Carolinas) and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower and any Affiliate or Subsidiary of the Borrower, as if it were not the Agent or the Lead Manager and without any duty to account therefor to the Lenders. Trust Company Bank (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership among the Lenders.

                   SECTION 11.08. Successor Agent. The Agent may resign as such at any time by written notice to the Borrower and the Lenders, to be effective upon a successor's acceptance of appointment as Agent. In such event, subject to the approval of the Borrower, the Required Lenders shall appoint a successor Agent or Agents, who must be from among the Lenders; provided, that the Agent shall be entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent and subject to the approval of the Borrower, if the Required Lenders have not appointed a successor Agent within thirty (30) calendar days after the date the Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, and the resigning Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents.










                                    ARTICLE XII

                                    MISCELLANEOUS

                   SECTION 12.01. No Waiver. No delay or failure on the part of the Agent or any Lender or any holder of any of the Notes in the exercise of any right, power or privilege granted under this Agreement, under any other Loan Document, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Lenders unless made in writing and signed by the Agent, and then only to the extent expressly specified therein.

                   SECTION 12.02. Notices. Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given at the following addresses:

                   (1)  If to the Lenders,    at the address specified
                        or Lead Manager,      opposite each Lender's or the
                                              Lead Manager's signature below

                   (2)  If to the Agent,      Trust Company Bank
                                              P. O. Box 4418
                                              Atlanta, Georgia 30302

                                              25 Park Place
                                              23rd Floor -Trust Company Tower
                                              Atlanta, Georgia  30303

                                              Attention:  Jerry White

                                              Telecopy: 404/588-8833

                   (3)  If to Borrower,       Dixie Yarns, Inc.
                                              P.O. Box 751
                                              Chattanooga, Tennessee 37401

                                              1100 Watkins Street
                                              Chattanooga, Tennessee 37404

                                              Attention:  Gary Harmon

                                              Telecopy: 615/493-7353













                        with a copy to,       Witt, Gaither & Whitaker
                                              1100 First National Bank
                                              Building
                                              Chattanooga, Tennessee 37402

                                              Attention:  John Murrey, III,
                                              Esq.

                                              Telecopy: 615/266-4138

         Any such notice, request or other communication shall be effective
         (i) if given by telex, when such telex is transmitted to the telex number specified above or specified opposite each Lender's signature below and the appropriate answerback is received, (ii) if given by mail, upon the earlier of receipt or the third Business Day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein. The Borrower, the Agent, or any Lender may change its address for notice purposes by notice to the other parties in the manner provided herein.

                   SECTION 12.03. GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF).

                   SECTION 12.04. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

                   SECTION 12.05. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                   SECTION 12.06. Severability. If any part of any provision contained in this Agreement or in any other Loan Document shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

                   SECTION 12.07. Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

                   SECTION 12.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be









         deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                   SECTION 12.09. Payment of Costs. The Borrower shall pay all costs, expenses, taxes and fees (i) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement and all other Loan Documents including, without limitation, the costs and professional fees of counsel for the Agent, Messrs. King & Spalding, whether or not the transaction contemplated hereby shall be consummated, and any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection therewith; (ii) incurred by the Agent in connection with administration of the Borrowings and the Loan Documents in accordance with the provisions thereof and the preparation, execution and delivery of any waiver, amendment or consent by the Lenders or the Agent relating to the Loan Documents, including, without limitation, the costs and professional fees of counsel for the Agent; and (iii) incurred by the Agent, the Lead Manager and any of the Lenders in enforcing the Loan Documents, including, without limitation, reasonable attorneys' fees of counsel for the Agent, the Lead Manager and the Lenders.

                   SECTION 12.10.  Benefit of Agreement.

                   (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                   (b) Any Lender may make, carry or transfer its Advances at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                   (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Advances at the time owing to it and the Notes held by it) to any financial institution; provided, however, that (i) the Agent and Borrower must give their prior written consent to such assignment unless such assignment is to an Affiliate of the assigning Lender (such consent not to be unreasonably withheld; provided that, the Borrower may withhold its consent without any cause or justification for a period of ninety (90) days after notice of a proposed assignment hereunder and if the Borrower designates another Lender acceptable to the Agent within that period willing to purchase the assigning Lender's proposed assignment amount for the same purchase price and on the same terms and conditions as the assigning Lender's proposed assignee, the assigning Lender shall sell such interest hereunder to the Borrower's proposed assignee in accordance with this Section 12.10), (ii) the amount









         of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and ac-ceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiplies thereof, (iii) such assigning Lender shall assign a proportionate share of all of its Commitments, outstanding Advances and its participation in the Bonds to the such assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of De-fault hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                   (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such









         Lender's obligations under this Agreement shall remain unchanged,
         (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article V of this Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement.

                   (e) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                   SECTION 12.11. Cumulative Remedies; No Waiver. The rights, powers, and remedies of the Agent or any Lender provided herein or in any other Loan Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity.

                   SECTION 12.12. Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Subsidiary therefrom, may in any event be effective unless in writing signed by the Required Lenders, and then only in the specific instance and for the specific purpose given; and without the approval in writing of each Lender with respect to its Advances, no amendment, modification, supplement, termination, waiver, or consent may be effective:

                   (a) to amend or modify the principal of, or the amount of principal, principal prepayments, or the rate of interest payable on, any Borrowing or the amount of any Commitment;

                   (b) to prospectively postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Borrowing or to extend the term of any Commitment; or

                   (c) to amend or modify the definitions of any "Commitment" or "Required Lenders," or of this Section 12.12 or Schedule 1.1.

         Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this Section 12.12 shall apply equally to, and shall be binding upon, all Lenders and the Agent.









                   SECTION 12.13. Set-Off. Upon the occurrence and during the continuation of an Event of Default, the Borrower authorizes each Lender, without notice or demand, to apply any indebtedness due or to become due to the Borrower from such Lender in satisfaction of any of the indebtedness, liabilities or obligations of the Borrower under this Agreement or under any other Loan Document, including, without limitation, the right to set-off against any deposits or other cash collateral of the Borrower held by such Lender.

                   SECTION 12.14. Indemnity. The Borrower agrees to protect, indemnify and save harmless the Agent, the Lead Manager and each Lender, and all directors, officers, employees and agents of the Agent and each Lender, from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any Person not a party to this Agreement and arising from or related or incident to this Agreement or any other Loan Document, (ii) costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action, provided such claims, costs and liabilities are not proximately caused by such Agent's, the Lead Manager's or Lender's negligence or willful misconduct or breach of this Agreement. The indemnity contained in this section shall survive the termination of this Agreement.

                   SECTION 12.15. Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Borrower and the Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Lenders by the Borrower under this Agreement.

                   SECTION 12.16. Jurisdiction and Venue. The Borrower agrees, without power of revocation, that any civil suit or action brought against it as a result of any of its obligations under this Agreement or under any other Loan Document may be brought against it either in the Superior Court of Fulton County, Georgia, or in the United States District Court for the Northern District of Georgia, and the Borrower hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and the Borrower agrees that final judgment in any such civil suit or action shall be










         conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

                   SECTION 12.17. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LEAD MANAGER AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL
         PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                   SECTION 12.18. Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agents prepared the same, it being agreed that the Borrower, the Agent, the Lenders and their respective agents have participated in the preparation hereof.

                   SECTION 12.19. Entire Agreement. This Agreement and the other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto including, without limitation, any loan commitment from the Agent to the Borrower, are expressly superseded hereby. The execution of this Agreement and the other Loan Documents by the Borrower was not based upon any facts or materials provided by the Agent or any Lender, nor was the Borrower induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by the Agent or any Lender.






























                   WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.


                                     DIXIE YARNS, INC.


                                     By: /s/Gary A. Harmon
                                         ___________________________

                                                  Treasurer
                                       Title: ______________________


                                     By: /s/G. M. Grandin
                                         ___________________________

                                              Senior Vice President
                                              and Chief Financial
                                              Officer
                                       Title: ______________________

                                             /s/Starr T. Klein
                                     Attest: _______________________

                                                  Secretary
                                       Title: ______________________

                                               [CORPORATE SEAL]



         Address:
         Dixie Yarns, Inc.
         1100 Watkins Street
         Chattanooga, Tennessee 37404
         Attn: Mr. Gary Harmon

         Telecopy:  (615) 493-7353








                          (Signatures continued on next page)












         (Signature Page for Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 31, 1995, by and among Dixie Yarns, Inc., Trust Company Bank, individually and as Agent, NationsBank, N. A. (Carolinas), individually and as Lead Manager, and Chemical Bank)


                                     TRUST COMPANY BANK, individually and
                                                     as Agent


                                         /s/Jarrette A. White III
                                     By: ___________________________

                                                  Vice President
                                       Title: ______________________


                                         /s/David W. Penter
                                     By: ___________________________

                                                  Vice President
                                       Title: ______________________

                                                [BANK SEAL]




         Address:
         Trust Company Bank
         Twenty-Third Floor
         25 Park Place
         Atlanta, Georgia 30303
         Attn: Mr. Jerry White

         Telecopy:  (404) 588-8833











                          (Signatures continued on next page)













         (Signature Page for Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 31, 1995, by and among Dixie Yarns, Inc., Trust Company Bank, individually and as Agent, NationsBank, N. A. (Carolinas), individually and as Lead Manager, and Chemical Bank



                                     NATIONSBANK, N. A. (CAROLINAS),
                                     individually and as Lead Manager


                                         /s/Alison H. Mewborne
                                     By: ______________________________

                                                  Vice President
                                       Title: _________________________


                                                  [BANK SEAL]



         Address:
         NationsBank, N. A. (Carolinas)
         Textile and Apparel Group
         NC1-007-08-11
         100 N. Tryon Street
         Charlotte, N.C.  28255
         Attn:  Alison H. Mewborne
                     Vice President

         Telecopy:  (704) 386-1270












                          (Signatures continued on next page)













         (Signature Page for Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 31, 1995, by and among Dixie Yarns, Inc., Trust Company Bank, individually and as Agent, NationsBank, N. A. (Carolinas), individually and as Lead Manager, and Chemical Bank)



                                     CHEMICAL BANK


                                         /s/Peter C. Eckstein
                                     By: _____________________________

                                                  Vice President
                                       Title: ________________________


                                                 [BANK SEAL]




         Address:
         Chemical Bank
         Banking and Corporate Finance Department
         10th Floor
         270 Park Avenue
         New York, New York 10017
         Attn:  Peter Eckstein

         Telecopy:  (212) 972-0009




















                                        -78-